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                                                                    EXHIBIT 10.1

                    AMENDED AND RESTATED FINANCING AGREEMENT

                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                   (AS LENDER)

                                       AND

                             NORTHWEST PIPE COMPANY,

                         THOMPSON PIPE AND STEEL COMPANY

                                       AND

                           THOMPSON STEEL PIPE COMPANY

                                 (AS BORROWERS)

                               DATED: MAY 31, 1996




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                           TABLE OF CONTENTS

Section                                                        Page

SECTION 1.  Definitions.........................................  1

SECTION 2.  Conditions Precedent................................ 20

SECTION 3.  Revolving Loans..................................... 27

SECTION 4.  Capital Expenditure Term Loans...................... 31

SECTION 5.  Letters of Credit................................... 34

SECTION 6.  Collateral.......................................... 38

SECTION 7.  Representations, Warranties and Covenants........... 42

SECTION 8.  Interest, Fees and Expenses......................... 55

SECTION 9.  Powers.............................................. 61

SECTION 10.  Events of Default and Remedies..................... 62

SECTION 11.  Guaranty of Obligations............................ 66

SECTION 12.  Termination........................................ 70

SECTION 13.  Miscellaneous...................................... 71


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EXHIBITS

                    Exhibit A - Form of Promissory Note (Capex Loan) Exhibit B - Intentionally Omitted
                    Exhibit C - Form of Promissory Note (Revolving Loan) Exhibit D - Form of Perfection Certificate
                    Exhibit E - Congress Indemnification
                    Schedule 1 - List of Inventory Locations
                    Schedule 2 - Trade Names
                    Schedule 3 - Patents, Trademarks and Copyrights
                    Schedule 4 - Permitted Encumbrances
                    Schedule 5 - Litigation Schedule
                    Schedule 6 - Pledged Stock



                                       ii


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                    AMENDED AND RESTATED FINANCING AGREEMENT

                    THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") with offices located at 300 South Grand Avenue, Los Angeles, CA 90071, is pleased to confirm the terms and conditions under which CITBC shall make capital expenditure term loans, revolving loans, advances and other financial accommodations to NORTHWEST PIPE COMPANY ("Northwest Pipe"), an Oregon corporation with a principal place of business at 12005 N. Burgard, Portland, Oregon 97283, THOMPSON PIPE AND STEEL COMPANY ("Thompson Pipe"), a Colorado corporation with a principal place of business at 6030 N. Washington Street, Denver, Colorado 80217, and THOMPSON STEEL PIPE COMPANY ("Thompson Steel"), a Delaware corporation with a principal place of business at 100 Thompson Pipe Road, Princeton, Kentucky 42445. Northwest Pipe, Thompson Pipe and Thompson Steel are sometimes referred to herein, individually, as a "Company" and, collectively, as the "Companies". This Amended and Restated Financing Agreement (this "Financing Agreement") amends and restates in full that certain Financing Agreement dated August 17, 1994 between CITBC and Northwest Pipe, as amended.

SECTION 1.  DEFINITIONS

ACCOUNTS shall mean all of the Companies' now existing and future: (a) accounts receivable, (whether or not specifically listed on schedules furnished to CITBC), and any and all instruments, documents, contract rights, chattel paper, general intangibles, including, without limitation, all accounts created by or arising from all of the Companies' sales of goods or rendition of services to its customers (including without limitation from the lease or rental of goods), and all accounts arising from sales or rendition of services (including without limitation from the lease or rental of goods) made under any of the Companies' trade names or styles, or through any of the Companies' divisions; (b) unpaid seller's or lessor's rights

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(including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (d) reserves and credit balances arising hereunder; (e) guarantees or collateral for any of the foregoing; (f) insurance policies or rights relating to any of the foregoing; and (g) cash and non-cash proceeds of any and all the foregoing.

ANNIVERSARY DATE shall mean the date occurring one (1) year from April 30, 1996 and the same date in every year thereafter.

AVAILABILITY shall mean the aggregate of Northwest Pipe Availability and Thompson Pipe Availability.

AVAILABILITY RESERVE shall mean (i) a three (3) month reserve for unpaid rental or similar charges for any facility for which a Company fails to obtain a landlord's waiver or mortgagee's waiver in form and substance satisfactory to CITBC (described in Section 2(p)), and (ii) any reserve which CITBC may require from time to time pursuant to the explicit terms of this Financing Agreement, including without limitation for Letters of Credit pursuant to Paragraph 5.1 of
Section 5 hereof.

BUSINESS DAY shall mean (a) for all purposes other than those covered by clause
(b) below, any day that CITBC and Chemical Bank are open for business excluding Saturday, Sunday and any day that either is a legal holiday under the laws of the State of New York or the State of California or is a day on which banking institutions located in such state are closed and (b) with respect to all notices, determinations, fundings and payments in connection with Libor, any date that is a Business Day as described in clause (a) above that is also a day for trading by and between banks in dollar deposits in the applicable interbank Libor market.


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CAPEX AVAILABILITY shall mean, at any time of determination, the excess of the
Capex Line over the outstanding aggregate amount of Capex Loans.

CAPEX LINE shall mean the commitment of CITBC to extend one or more Capex Loans to the Companies pursuant to Section 4 of this Financing Agreement in the aggregate amount of up to $12,000,000.00; provided, however, that CITBC is not obligated to make a requested Capex Loan at a time when the amount of the requested Capex Loan, when added to the aggregate amount of Capex Loans, Revolving Loans and Letters of Credit then outstanding, would exceed $32,000,000. The Capex Line shall be automatically and permanently reduced dollar-for-dollar by the amount of any and all principal repayments on outstanding Capex Loans. In addition, as of each Calculation Date (as defined below), in the event the Companies do not borrow one or more Capex Loans in the aggregate amount equal to or exceeding the Target Amount (as defined below) as of such date, the Capex Line shall be automatically and permanently reduced dollar-for-dollar by the positive difference between the Target Amount as of the relevant Calculation Date and the aggregate amount of all Capex Loans made by CITBC to the Companies as of such Calculation Date. As used herein, "Calculation Date" shall mean each June 30th and December 31st of each year, commencing with December 31, 1996 ("Initial Calculation Date"). The "Target Amount" shall mean the amount of $1,200,000.00 multiplied by the number of six month periods elapsed as of the relevant Calculation Date (e.g., as of the Initial Calculation Date, the Target Amount shall be equal to $1,200,000.00 multiplied by 1; as of the next succeeding Calculation Date, the Target Amount shall be equal to $1,200,000.00 multiplied by 2).

CAPEX LOANS shall mean the capital expenditure term loans which may be made by CITBC to the Companies within the Capex Line pursuant to the request of the Companies as set forth in Section 4 of this Financing Agreement.



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CAPEX LOANS CHEMICAL RATE MARGIN shall mean the percentage determined in accordance with this definition. As of the date of an interest rate determination, if i) the Companies' latest financial statements reflecting the most recently ended fiscal quarter (the "Relevant Financial Statements") have been timely delivered in accordance with paragraph 7.8 of Section 7 of this Financing Agreement and CITBC has had reasonable time to review such financial statements to its satisfaction ("Financial Statement Test") and ii) the Companies' Leverage Ratio for the most recently ended fiscal quarter did not exceed 1.5 to 1 ("Leverage Ratio Test") and iii) from and after the quarter ending September 30, 1996, the Companies maintained a Fixed Charge Coverage Ratio for the most recently ended fiscal quarter of at least 2.0 to 1 ("Fixed Charge Coverage Ratio Test"), the Capex Loans Chemical Rate Margin shall be equal to one-quarter of one percent (1/4 of 1%). If, as of the date of an interest rate determination, the Companies do not satisfy the Financial Statement Test, the Leverage Ratio Test, and, if applicable, the Fixed Charge Coverage Ratio Test, the Capex Loans Chemical Rate Margin shall be equal to one-half of one percent (1/2 of 1%). The Capex Loans Chemical Rate Margin determined as of any date shall remain in effect until such time as the Companies' satisfaction of the Financial Statement Test, the Leverage Ratio Test, and the Fixed Charge Coverage Ratio Test can be determined for the next succeeding fiscal quarter. Any change in the Capex Loans Chemical Rate Margin shall be effective on the first day of the month following the date that the relevant Financial Statement Test has been completed. If the Companies fail to timely deliver to CITBC the Relevant Financial Statements, the Capex Loans Chemical Rate Margin shall be equal to one-half of one percent (1/2 of 1%) until such time that the Relevant Financial Statements are delivered to CITBC and the Capex Loan Chemical Rate Margin can be determined in accordance with the preceding provisions of this definition.

CAPEX LOANS LIBOR MARGIN shall mean the percentage determined in accordance with this definition. As of the date of an interest

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rate determination, if i) the Companies' latest financial statements reflecting the most recently ended fiscal quarter (the "Relevant Financial Statements") have been timely delivered in accordance with paragraph 7.8 of Section 7 of this Financing Agreement and CITBC has had reasonable time to review such financial statements to its satisfaction ("Financial Statement Test") and ii) the Companies' Leverage Ratio for the most recently ended fiscal quarter did not exceed 1.5 to 1 ("Leverage Ratio Test") and iii) from and after the quarter ending September 30, 1996, the Companies maintained a Fixed Charge Coverage Ratio for the most recently ended fiscal quarter of at least 2.0 to 1 ("Fixed Charge Coverage Ratio Test"), the Capex Loans Libor Margin shall be equal to two and one-half percent (2 1/2%). If, as of the date of an interest rate determination, the Companies do not satisfy the Financial Statement Test, the Leverage Ratio Test, and, if applicable, the Fixed Charge Coverage Ratio Test, the Capex Loans Libor Margin shall be equal to three percent (3%). Each Capex Loans Libor Margin as determined in accordance with this definition for a particular Libor Loan shall remain in effect during the entire Libor Period therefor.

CAPEX PROMISSORY NOTE shall mean the note, in the form of Exhibit A attached hereto, delivered by either Northwest Pipe or Thompson Pipe to CITBC, to evidence each Capex Loan made pursuant to, and which are repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Companies during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Companies.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Companies.



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CHEMICAL BANK RATE shall mean the rate of interest per annum announced by
Chemical Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chemical Bank to its borrowers).

CHEMICAL RATE LOANS shall mean all or any portion of the Revolving Loans and/or Capex Loans for which the Chemical Bank Rate is used for interest rate calculations together with the applicable Chemical Rate Margin.

CHEMICAL RATE MARGIN shall mean, depending on the context, the Revolving Loan Chemical Rate Margin or the Capex Loans Chemical Rate Margin.

CLOSING DATE shall mean the date on which each of the conditions precedent in
Section 2 hereof have been satisfied, as determined by CITBC in its reasonable business judgment.

COLLATERAL shall have the meaning given to that term in paragraph 6.1 of Section 6 of this Financing Agreement.

COLLATERAL MANAGEMENT FEE shall mean the sum of $50,000.00 which shall be paid to CITBC in accordance with paragraph 8.8 of Section 8 hereof to offset the expenses and costs of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

CONGRESS INDEMNIFICATION shall mean that certain Letter of Credit Indemnity Agreement given by CITBC in favor of Congress Financial Corporation, a copy of which is attached hereto as Exhibit E.

CONSOLIDATED BALANCE SHEET shall mean a Consolidated Balance Sheet for Northwest Pipe and its consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

CONTRACT RATE shall mean, as to a particular loan, advance, or accommodation made pursuant to Section 3, 4, or 5 hereunder, the rate(s) of interest computed as applicable and set forth in Section 8 of this Financing Agreement.

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CURRENT ASSETS shall mean, wherever used throughout this Financing Agreement, those assets of the Companies which in accordance with GAAP, are classified as "current".

CURRENT LIABILITIES shall mean, wherever used throughout this Financing Agreement, those liabilities of the Companies which in accordance with GAAP, are classified as "current", provided, however, that notwithstanding GAAP, the Revolving Loans and the current portion of Permitted Indebtedness shall be considered "Current Liabilities".

CUSTOMARILY PERMITTED LIENS shall mean:

                    (a) liens of local or state authorities for franchise or other like taxes (excluding real property taxes) provided the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate at any one time;

                    (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                    (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

                    (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title,


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variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which are listed in Schedule B of the title insurance policy delivered to CITBC as provided herein.

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of i) three percent (3%) and ii) the Contract Rate.

DOCUMENTATION FEE shall mean, CITBC's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Companies terminate this Financing Agreement or the Line of Credit which date is prior to the third Anniversary Date.

EARLY TERMINATION FEE shall: i) mean the fee CITBC is entitled to charge the Companies in the event the Companies terminate the Line of Credit or this Financing Agreement on a date prior to the third Anniversary Date (on and after the third Anniversary Date, no Early Termination Fee shall be payable hereunder) and ii) be determined by calculating the aggregate average daily balances outstanding under the Revolving Loans, Capex Loans and Letters of Credit for the period from the Original Closing Date to the Early Termination Date and multiplying that number by a) one percent (1%) if the Early Termination Date is prior to the first Anniversary Date and b) one-half of one percent (.50%) if the Early Termination Date is on or after the first Anniversary Date but prior to the third Anniversary Date. Notwithstanding


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anything herein to the contrary, after the first Anniversary Date, this
Financing Agreement may be terminated without penalty, upon the sale of fifty percent (50%) or more of the outstanding common stock of Northwest Pipe to an unrelated person, entity or corporation (for purposes hereof, any such corporation or entity shall be deemed "unrelated" if it is not an affiliate of the Companies and if none of the shareholders, officers, or directors of any of the Companies have any equity or interest in any such entity or corporation).

EBIT shall mean, for any period, all earnings of the Companies before all interest and tax obligations of the Companies for said period, determined in accordance with GAAP.

EBITDA shall mean, EBIT for any period plus i) depreciation for said period, and
ii) amortization for said period, all in accordance with GAAP.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean, collectively, Eligible Northwest Pipe Accounts Receivable and Eligible Thompson Pipe Accounts Receivable.

ELIGIBLE INVENTORY shall mean, collectively, Eligible Northwest Pipe Accounts Receivable and Eligible Thompson Pipe Accounts Receivable.

ELIGIBLE NORTHWEST PIPE ACCOUNTS RECEIVABLE shall mean the gross amount of Northwest Pipe's Accounts that conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, the sum of a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and b) reserves for: i) sales, services or leases to the United States of America or Canada or to any agency, department or division thereof, except for any such sales for which Northwest Pipe has complied with the Assignment of Claims Act or the applicable Canadian federal or provincial statutes concerning assignment, to CITBC's reasonable satisfaction; ii) foreign sales, services or leases, other than sales, services or leases (y) to customers residing in Canada, provided such transactions otherwise comply with all of the other criteria for eligibility hereunder, and such transactions do not


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exceed $4,000,000.00 in U.S. Dollars in the aggregate with Thompson Pipe at any one time, and (z) secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency; iii) Accounts that remain unpaid more than ninety (90) days from invoice date or sixty (60) days from the due date thereof; iv) contras; v) sales, services or leases to any subsidiary of Northwest Pipe, or to any company affiliated with Northwest Pipe in any way; vi) consignment sales; vii) sales, services or leases to any customer which is A) insolvent, B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or D) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC in the exercise of its reasonable business judgment; viii) all sales, services or leases to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices from such customer, are unpaid more than ninety (90) days from invoice date; ix) any other reasons deemed necessary by CITBC in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of CITBC; x) an amount representing, historically, returns, discounts, claims, credits and allowances; xi) any Accounts arising from the sale, lease or rental of goods for which a customer shall have objected to the quality or quantity of goods or services of Northwest Pipe, or where such customer shall have rejected, returned or refused to accept such goods or services; xii) advance deposits, pre-billed receivables and receivables arising from progress billing (excluding receivables arising from requirements contracts for which Northwest Pipe has delivered Inventory or for Inventory which is "complete in the yard or storage", if applicable, and issued an applicable invoice therefor, and the underlying agreement with the account debtor is otherwise satisfactory to CITBC in its reasonable business judgement); and xiii) bill and hold or deferred shipment sales, provided that bill and hold sales shall be deemed eligible if they arise from bona fide agreements whose sale terms provide that such sales are consummated when the purchased inventory is "complete in yard or storage," and provided that (A) such sale is made in the ordinary


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course of business of Northwest Pipe, (B) any such sale shall be documented in form and substance satisfactory to CITBC, (C) the underlying Inventory is in the exclusive possession of Northwest Pipe and located on Northwest Pipe's fee premises or Portland, Oregon facility or at a facility for which CITBC has received a waiver of lien letter in form and substance satisfactory to CITBC,
(D) the advance rate for any such bill and hold or deferred shipment sales shall be based on the provisions of paragraph 3.1(a)(i), (E) the underlying Inventory shall be segregated from Northwest Pipe's other Inventory, and (F) such Accounts are paid within sixty (60) days of the invoice date.

ELIGIBLE NORTHWEST PIPE INVENTORY shall mean the gross amount of Northwest Pipe's Inventory, provided that all such Inventory conforms to the warranties contained herein, and which at all times continues to be acceptable to CITBC in the exercise of its reasonable business judgment, less any work-in-process, supplies (other than raw material), goods not present in the United States of America, goods returned or rejected by Northwest Pipe's customers other than goods that are undamaged and resalable in the normal course of business, goods to be returned to Northwest Pipe's suppliers, goods in transit to third parties (other than Northwest Pipe's agents or warehouses) and less any reserves required by CITBC in its reasonable discretion for special order goods, market value declines and/or consignment sales.

ELIGIBLE THOMPSON PIPE ACCOUNTS RECEIVABLE shall mean the gross amount of Thompson Pipe's Accounts that conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, the sum of a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and b) reserves for: i) sales, services or leases to the United States of America or Canada or to any agency, department or division thereof, except for any such sales for which Thompson Pipe has complied with the Assignment of Claims Act or the applicable Canadian federal or provincial statutes concerning assignment, to CITBC's reasonable satisfaction; ii) foreign sales, services or leases, other than sales, services or leases (y) to customers residing in Canada, provided such transactions otherwise comply with all of the other criteria for eligibility hereunder, and such transactions do not


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exceed $4,000,000.00 in U.S. Dollars in the aggregate with Northwest Pipe at any one time, and (z) secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency; iii) Accounts that remain unpaid more than ninety (90) days from invoice date or sixty (60) days from the due date thereof; iv) contras; v) sales, services or leases to any subsidiary of Thompson Pipe, or to any company affiliated with Thompson Pipe in any way; vi) consignment sales; vii) sales, services or leases to any customer which is A) insolvent, B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or D) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC in the exercise of its reasonable business judgment; viii) all sales, services or leases to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices from such customer, are unpaid more than ninety (90) days from invoice date; ix) any other reasons deemed necessary by CITBC in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of CITBC; x) an amount representing, historically, returns, discounts, claims, credits and allowances; xi) any Accounts arising from the sale, lease or rental of goods for which a customer shall have objected to the quality or quantity of goods or services of Thompson Pipe, or where such customer shall have rejected, returned or refused to accept such goods or services; xii) advance deposits, pre-billed receivables and receivables arising from progress billing (excluding receivables arising from requirements contracts for which Thompson Pipe has delivered Inventory or for Inventory which is "complete in the yard or storage", if applicable, and issued an applicable invoice therefor, and the underlying agreement with the account debtor is otherwise satisfactory to CITBC in its reasonable business judgement); and xiii) bill and hold or deferred shipment sales, provided that bill and hold sales shall be deemed eligible if they arise from bona fide agreements whose sale terms provide that such sales are consummated when the purchased inventory is "complete in yard or storage," and provided that (A) such sale is made in the ordinary


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course of business of Thompson Pipe, (B) any such sale shall be documented in form and substance satisfactory to CITBC, (C) the underlying Inventory is in the exclusive possession of Thompson Pipe and located at Thompson Pipe's Denver, Colorado facility or at a facility for which CITBC has received a waiver of lien letter in form and substance satisfactory to CITBC, (D) the advance rate for any such bill and hold or deferred shipment sales shall be based on the provisions of paragraph 3.1(b)(i), (E) the underlying Inventory shall be segregated from Thompson Pipe's other Inventory, and (F) such Accounts are paid within sixty (60) days of the invoice date.

ELIGIBLE THOMPSON PIPE INVENTORY shall mean the gross amount of Thompson Pipe's Inventory, provided that all such Inventory conforms to the warranties contained herein, and which at all times continues to be acceptable to CITBC in the exercise of its reasonable business judgment, less any work-in-process, supplies (other than raw material), goods not present in the United States of America, goods returned or rejected by Thompson Pipe's customers other than goods that are undamaged and resalable in the normal course of business, goods to be returned to Thompson Pipe's suppliers, goods in transit to third parties (other than Thompson Pipe's agents or warehouses) and less any reserves required by CITBC in its reasonable discretion for special order goods, market value declines and/or consignment sales.

EQUIPMENT shall mean all of the Companies' present and hereafter acquired machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

EQUITY RIGHTS shall mean, with respect to any person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such person.

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ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

FIXED CHARGE COVERAGE RATIO shall mean EBITDA divided by Fixed Charges. (For the purposes hereof, "Fixed Charges" shall mean Interest Expense, plus principal payments on Capex Loans plus principal payments on Permitted Indebtedness plus non-financed Capital Expenditures).

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event the Companies modify their accounting procedures as applied as of the Closing Date, the Companies shall provide such statements of reconciliation as shall be in form and substance acceptable to CITBC. Notwithstanding the foregoing, Borrowers and CITBC agree that, upon any change in GAAP affecting the computations used in determining compliance with the financial covenants herein, Borrowers and CITBC will reset such financial covenants so as to make the required performance of the Companies consistent with the required performance prior to such change in GAAP.

GENERAL INTANGIBLES shall have the meaning set forth in the Uniform Commercial Code as in effect in the State of California and shall include, without limitation, (i) all present and future right, title and interest in and to all trade names, trademarks (together with the goodwill associated therewith), copyrights, patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including without limitation the proceeds of any licensing agreements between any Company and any licensee of any of such Company's General Intangibles, and (ii) all rights, remedies, indemnities and other benefits of the Companies under the Stock Purchase Agreement, including, but not limited to, all general intangibles for money due or to become due.

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INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise due or owing to third parties) or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been or should be capitalized.

INTEREST EXPENSE shall mean total interest obligations (paid or accrued) of the Companies, determined in accordance with GAAP on a basis consistent with the latest audited statements of the Companies.

INVENTORY shall mean all of the Companies' present and hereafter acquired merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods wherever located, and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all proceeds thereof of whatever sort.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Companies.

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of CITBC by the Issuing Bank for or on behalf of the Companies and any other Letters of Credit for which CITBC has agreed to issue a Letter of Credit Guaranty. Letters of Credit shall include, for so long as they are in effect, the letters of credit which are the subject of the Congress Indemnification.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by CITBC to the Issuing Bank of a Company's reimbursement obligation under the Issuing Bank's reimbursement agreement, Application for Letter of Credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee CITBC shall charge the Companies under paragraph 8.11 of Section 8 of this Financing Agreement for: i) issuing Letter of Credit Guaranties or ii) otherwise aiding the Companies in obtaining Letters of Credit pursuant to section 5 hereof.

LEVERAGE RATIO shall mean the ratio determined by dividing Total Liabilities by Net Worth.

LIBOR or LIBOR RATE shall mean, at any time of determination for each applicable Libor Period, the then highest prevailing London Interbank Offered Rate paid in London on one (1) month, two (2) month, three (3) month or six (6) month dollar deposits from other banks as (x) quoted by Chemical Bank, (y) published two (2) days prior to the commencement of the applicable Libor Period under "Money Rate" in the New York City edition of The Wall Street Journal or, if there is no such publication or statement therein as to a Libor, then in any publication used in the New York City financial community which was published two (2) days prior to the commencement of the applicable Libor Period, or (z) determined by CITBC based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. London time.

LIBOR LOANS shall mean all or any portion of the Revolving Loans and/or Capex Loans for which the Libor Rate is used for interest rate calculations together with the applicable Libor Margin.

LIBOR MARGIN shall mean, depending on the context, the Revolving Loans Libor Margin or the Capex Loans Libor Margin.

LIBOR PERIOD shall mean the one (1) month, two (2) month, three (3) month or six
(6) month Libor Period with respect to Libor Loans, as selected by the Companies pursuant to Section 8 of this Financing Agreement.

LIBOR PREPAYMENT PENALTY shall mean, for any payment of principal of any Libor Loan prior to the end of an applicable Libor Period, an amount computed pursuant to the following formula:

                                 (R - T) x P x D
                                 ---------------
                                       360

                   R =        interest rate applicable to the Libor Loan
                   T =        effective interest rate per annum at which
                              any readily marketable bonds or other
                              obligations of the United States,
                              selected at CITBC's discretion using
                              reasonable business judgment, maturing
                              on or near the
                              last day of the then
                              applicable Libor Period and in
                              approximately the same principal amount
                              as such Libor Loan can be purchased by
                              CITBC on the day of such prepayment of
                              principal

                   P =        the amount of principal prepaid
                   D =        the number of days remaining in the Libor
                              Period as of the date of such prepayment

                    The Companies shall pay such amount within five (5) Business Days of presentation by CITBC to the Companies of a statement setting forth the amount and CITBC's calculation thereof pursuant hereto, which statement shall be conclusive on the Companies absent manifest error.

LIBOR TRANCHE shall mean the whole or any portion of the Revolving Loans and/or Capex Loans for which a Libor selection, continuation, or conversion from a Chemical Rate Loan was made by the Companies.

LINE OF CREDIT shall mean the aggregate commitment of CITBC to make loans and advances to the Companies pursuant to Sections 3, 4 and 5 of this Financing Agreement in the aggregate amount of $32,000,000.00.

LINE OF CREDIT FEE shall mean the fee due CITBC at the end of each month for the Line of Credit and shall be calculated by: multiplying (a) the difference between (i) the Revolving Line of Credit, and (ii) the sum of (A) the average daily Revolving Loans for said month plus (B) the average daily balance of outstanding Letters of Credit of the Companies for said month; times (b) one-quarter of one percent (1/4 of 1%) per annum for the number of days in said month based on a 360 day year.

LOAN DOCUMENTS shall mean this Financing Agreement, the Promissory Notes, the Congress Indemnification, the mortgages and/or deeds of trust, any other documents and the ancillary loan and security agreements executed from time to time in connection with this Financing Agreement, as the same may be renewed, amended, extended, increased or supplemented from time to time.

NET WORTH shall mean, at any date of determination, an amount equal to (a) the Total Assets of the Companies minus (b) Total Liabilities of the Companies.

NORTHWEST PIPE AVAILABILITY shall mean at any time the difference, if positive, between: (a) the sum of i) Eligible Northwest Pipe Accounts Receivable multiplied by the percentage provided for in paragraph 3.1(a)(i) of Section 3 of this Financing Agreement, ii) Northwest Pipe Unbilled Accounts Receivables multiplied by the percentage provided for in paragraph 3.1(a)(ii) of Section 3 of this Financing Agreement; and iii) Eligible Northwest Pipe Inventory multiplied by the percentage provided for in paragraph 3.1(a)(iii) of Section 3 of this Financing Agreement; less (b) the sum of, without duplication i) the outstanding aggregate amount of all Obligations (excluding the Capex Loans) of Northwest Pipe, ii) the portion of the Availability Reserve applicable to Northwest Pipe, and iii) the amount of any overadvance to Thompson Pipe.

OBLIGATIONS shall mean all loans and advances made or to be made by CITBC to the Companies or to others for the Companies' account; any and all indebtedness and obligations which may at any time be owing by the Companies to CITBC howsoever arising, whether now in existence or incurred by the Companies from time to time hereafter, including without limitation, the Congress Indemnification; whether secured by pledge, lien upon or security interest in any of the Companies' assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CITBC by the Companies under this Financing Agreement, any other Loan Documents or under any other agreement or arrangement now or hereafter entered into between any Company and CITBC; indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims (other than as a result of actions of CITBC) arising out of the Companies' operation, premises or waste disposal practices or sites; the Companies' liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money; the Companies' liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for the Companies' account, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Companies' account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

ORIGINAL CLOSING DATE shall mean August 17, 1994.

OUT-OF-POCKET EXPENSES shall mean all of CITBC's present and future out-of-pocket expenses incurred relative to this Financing Agreement or any other Loan Documents, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by CITBC, incurred by or charged to CITBC by the Issuing Bank under a Letter of Credit Guaranty or a Company's reimbursement agreement, application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, any reasonable outside counsel fees and disbursements, title insurance premiums, real estate survey costs, fees and taxes relative to the filing of financing statements, costs of preparing and recording mortgages/deeds of trust against the Real Estate and all expenses, costs and fees set forth in paragraph 10.3 of Section 10 of this Financing Agreement.

PERFECTION CERTIFICATE shall mean the certificate in the form of Exhibit D, signed by each Company in connection with this Financing Agreement and delivered to CITBC, in form and substance satisfactory to CITBC.

PERMITTED ENCUMBRANCES shall mean: i) liens set forth on Schedule 4 as of the Closing Date and any other liens expressly permitted, or consented to in writing, by CITBC; ii) Purchase Money Liens; iii) Customarily Permitted Liens; iv) liens granted CITBC by the Companies; v) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $100,000.00 (other than liens bonded or insured to the reasonable satisfaction of CITBC); vi) the liens granted to GECC, Standard Insurance and CITEF, as in effect as of the Original Closing Date; vii) the first lien on Equipment and Real Estate of Thompson Steel in Princeton, Kentucky, created in connection with the Bonds (defined below), and viii) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings and which liens are not x) other than with respect to Real Estate, senior to the liens of CITBC or y) for taxes due the United States of America or any state thereof having similar priority statutes.

PERMITTED INDEBTEDNESS shall mean: i) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; ii) the indebtedness secured by the Purchase Money Liens; iii) Indebtedness of the Companies which is subordinated to the prior payment and satisfaction of the Companies' Obligations to CITBC by means of a subordination agreement in form and substance satisfactory to CITBC; iv) Indebtedness arising under the Letters of Credit and this Financing Agreement; v) deferred taxes and other expenses incurred in the ordinary course of business; vi) the indebtedness due GECC, Standard Insurance and CITEF, as in effect as of the Original Closing Date; and vii) any other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing prior to the Closing Date.

PURCHASE MONEY LIENS shall mean liens on any item of equipment acquired after the Original Closing Date, provided that i) each such lien shall attach only to the property to be acquired, ii) a description of the property so acquired is furnished to CITBC, and iii) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $750,000.00 in any fiscal year, without CITBC's prior written approval, which approval or disapproval shall not be unreasonably delayed.

REAL ESTATE shall mean the Companies' fee and/or leasehold interests in the real property which has been, or will be, encumbered, mortgaged, pledged or assigned to CITBC or its designee, including (i) a first and exclusive security interest in Northwest Pipe's property in Atchison, KS and Adelanto, CA, and a second security interest in Northwest Pipe's premises in Portland, OR, (ii) a first and exclusive security interest in Thompson Pipe's property in Denver, CO, and (iii) a second security interest in Thompson Steel's property in Princeton, KY.

REVOLVING LINE OF CREDIT shall mean the aggregate commitment of CITBC to make loans and advances pursuant to Section 3 of this Financing Agreement and issue Letter of Credit Guaranties pursuant to Section 5 hereof to the Companies, in the aggregate amount of $32,000,000 less the aggregate amount of Capex Loans outstanding.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Companies by CITBC pursuant to Section 3 of this Financing Agreement.

REVOLVING LOANS CHEMICAL RATE MARGIN shall mean the percentage determined in accordance with this definition. As of the date of an interest rate determination, if i) the Companies' latest financial statements reflecting the most recently ended fiscal quarter (the "Relevant Financial Statements") have been timely delivered in accordance with paragraph 7.8 of Section 7 of this Financing Agreement and CITBC has had reasonable time to review such financial statements to its satisfaction ("Financial Statement Test") and ii) the Companies' Leverage Ratio for the most recently ended fiscal quarter did not exceed 1.5 to 1 ("Leverage Ratio Test") and iii) from and after the quarter ending September 30, 1996, the Companies maintained a Fixed Charge Coverage Ratio for the most recently ended fiscal quarter of at least 2.0 to 1 ("Fixed Charge Coverage Ratio Test"), the Revolving Loans Chemical Rate Margin shall be equal to zero percent (0%). If, as of the date of an interest rate determination, the Companies do not satisfy the Financial Statement Test, the Leverage Ratio Test, and, if applicable, the Fixed Charge Coverage Ratio Test, the Revolving Loans Chemical Rate Margin shall be equal to one-quarter of one percent (1/4 of 1%). The Revolving Loans Chemical Rate Margin determined as of any date shall remain in effect until such time as the Companies' satisfaction of the Financial Statement Test, the Leverage Ratio Test, and the Fixed Charge Coverage Ratio Test can be determined for the next succeeding fiscal quarter. Any change in the Revolving Loans Chemical Rate Margin shall be effective on the first day of the month following the date that the relevant Financial Statement Test has been completed. If the Companies fail to timely deliver to CITBC the Relevant Financial Statements, the Revolving Loans Chemical Rate Margin shall be equal to one-quarter of one percent (1/4 of 1%) until such time that the Relevant Financial Statements are delivered to CITBC and the Revolving Loan Chemical Rate Margin can be determined in accordance with the preceding provisions of this definition.

REVOLVING LOANS LIBOR MARGIN shall mean the percentage determined in accordance with this definition. As of the date of an interest rate determination, (the "Relevant Financial Statements") if i) the Companies' latest financial statements reflecting the most recently ended fiscal quarter have been timely delivered in accordance with paragraph 7.8 of Section 7 of this Financing Agreement and CITBC has had reasonable time to review such financial statements to its satisfaction ("Financial Statement Test") and ii) the Companies' Leverage Ratio for the most recently ended fiscal quarter did not exceed 1.5 to 1 ("Leverage Ratio Test") and iii) from and after the quarter ending September 30, 1996, the Companies maintained a Fixed Charge Coverage Ratio for the most recently ended fiscal quarter of at least 2.0 to 1 ("Fixed Charge Coverage Ratio Test"), the Revolving Loans Libor Margin shall be equal to two and one-quarter percent (2 1/4%). If the Companies do not satisfy the Financial Statement Test, the Leverage Ratio Test, and, if applicable, the Fixed Charge Coverage Ratio Test, the Revolving Loans Libor Margin shall be equal to two and three quarters percent (2 3/4%). Each Revolving Loans Libor Margin as determined in accordance with this definition for a particular Libor Loan shall remain in effect during the entire Libor Period therefor.

STOCK COLLATERAL means (i) all of the shares of capital stock of Thompson Pipe and Thompson Steel represented by the respective certificates identified on
Schedule 6 hereto, and all other shares of capital stock of whatever class of Thompson Pipe and

Thompson Steel, now owned or hereafter acquired by Northwest Pipe or Thompson Pipe, together with in each case the certificates representing the same ("Pledged Stock"), (ii) all shares, securities, moneys or property representing a dividend on, or a distribution or return of capital in respect of any of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of any of the Pledged Stock, or otherwise received in exchange for the Pledged Stock, and all Equity Rights issued to the holders of, or otherwise in respect of, any of the Pledged Stock, (iii) to the extent related to all or any part of the foregoing, all books, correspondence, credit files, records, invoices, tapes, cards, computer runs and other papers and documents in the possession or under the control of Northwest Pipe or Thompson Pipe or any computer bureau or service company from time to time acting for Northwest Pipe or Thompson Pipe, and (iv) all proceeds in whatever form of all or any part of the foregoing.

STOCK PURCHASE AGREEMENT shall mean that certain Stock Purchase Agreement dated as of May 8, 1996 among Northwest Pipe, Thompson Pipe, CHL Holdings, Inc. ("CHL") and Inter-City Products Corporation ("ICPC"), as the same may be amended from time to time.

TOTAL ASSETS shall mean the Companies' total assets determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Companies.

TOTAL LIABILITIES shall mean total liabilities of the Companies determined in accordance with GAAP, on a basis consistent with the latest audited statements of the Companies.

THOMPSON PIPE AVAILABILITY shall mean at any time the difference, if positive, between: (a) the sum of i) Eligible Thompson Pipe Accounts Receivable multiplied by the percentage provided for in paragraph 3.1(b)(i) of Section 3 of this Financing Agreement, ii) Thompson Pipe Unbilled Accounts Receivables multiplied by the percentage provided for in paragraph 3.1(b)(ii) of Section 3 of this Financing Agreement; and iii) Eligible Thompson Pipe Inventory multiplied by the percentage provided for in paragraph 3.1(b)(iii) of Section 3 of this Financing Agreement; less (b) the sum of, without duplication i) the outstanding aggregate amount of all Obligations (excluding the Capex Loans) of Thompson Pipe, ii) the portion of the Availability Reserve applicable to Thompson Pipe, and iii) the amount of any overadvance to Northwest Pipe.

UNBILLED ACCOUNTS RECEIVABLE shall mean costs and estimated earnings in excess of billings on uncompleted contracts as governed by the percentage of completion method of accounting under GAAP, provided that, if applicable, such Unbilled Accounts Receivable are supported by documentation between Northwest Pipe or Thompson Pipe, as applicable, and the account debtor, which documentation must be satisfactory to CITBC and copies of which will be delivered to CITBC upon CITBC's request.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities, determined in accordance with GAAP on a basis consistent with the latest audited statements.

SECTION 2.  CONDITIONS PRECEDENT

                   2.1 CONDITIONS TO CLOSING. The obligation of CITBC to amend and restate the August 17, 1994 Financing Agreement as provided herein, and to make the initial loans hereunder, is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with such amendment and restatement and the making of such loans, the following conditions precedent:

                   A) LIEN SEARCHES - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Companies.

                   B) CASUALTY INSURANCE - The Companies shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7, paragraph 7.5 of this Financing Agreement.

                   C) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create in favor of CITBC, subject to the Permitted

Encumbrances, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgement copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

                   D) EXAMINATION & VERIFICATION - CITBC shall have completed to the satisfaction of CITBC an examination and verification of the Accounts, Inventory, Equipment, books and records of the Companies.

                   E) OPINIONS - CITBC shall have received the following opinions of counsel:

                              (1) an opinion from counsel for the Companies
                    opining, inter alia, that, subject to i) the filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with CITBC, the Loan Documents, including without limitation this Financing Agreement, are x) valid, binding and enforceable against the Companies according to their terms, y) are duly authorized, executed and delivered by the Companies and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of any Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which any Company is a signatory or by which any Company or its assets are bound.

                              (2) an opinion from counsel for ICPC and CHL
                    opining, inter alia, that, (A) the purchase and sale transaction contemplated by the Stock Purchase

                    Agreement has closed in accordance with its terms, and (B) subject to such matters as may be agreed upon with CITBC, the Stock Purchase Agreement is x) valid, binding and enforceable against ICPC and CHL according to its terms, y) is duly authorized, executed and delivered by ICPC and CHL, and z) does not violate any terms, provisions, representations or covenants in the charter or by-laws of ICPC or CHL or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which ICPC or CHL is a signatory or by which ICPC or CHL or their respective assets are bound. CITBC agrees that an otherwise acceptable opinion from counsel for ICPC and CHL in favor of Northwest Pipe shall satisfy this condition if CITBC is specifically entitled to rely on such opinion as an additional addressee or by way of an acceptable reliance letter.

                              (3) an opinion from counsel for the Companies
                    opining, inter alia, that, (A) the purchase and sale transaction contemplated by the Stock Purchase Agreement has closed in accordance with its terms, and (B) subject to such matters as may be agreed upon with CITBC, the Stock Purchase Agreement is x) valid, binding and enforceable against Northwest Pipe and Thompson Pipe according to its terms, y) is duly authorized, executed and delivered by Northwest Pipe and Thompson Pipe, and z) does not violate any terms, provisions, representations or covenants in the charter or by-laws of Northwest Pipe or Thompson Pipe or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which Northwest Pipe or Thompson Pipe is a signatory or by which Northwest Pipe or Thompson Pipe or their respective assets are bound.

                   F) ADDITIONAL DOCUMENTS - The Companies shall have executed and delivered to CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Companies and CITBC.

                   G) ENVIRONMENTAL REPORT - CITBC shall have received environmental audit reports on i) all of Thompson Pipe's and Thompson Steel's leasehold and fee interests, and ii) Thompson Pipe's and Thompson Steel's waste disposal practices. The reports must x) be satisfactory to CITBC and y) not disclose or indicate any material liability (real or potential) stemming from either such Company's premises, its operations, its waste disposal practices or waste disposal sites used by such Company. To the extent that additional compliance is suggested pursuant to such reports, such Company shall provide CITBC a written plan for reasonable response thereto within 120 days of the Closing Date, which plan and response shall be mutually satisfactory to such Company and CITBC, provided that if such agreement is not reached within said period it shall be deemed an Event of Default hereunder.

                   H) BOARD RESOLUTION - CITBC shall have received copies of each of the following:

                        (1) resolutions of the Board of Directors of each
                   Company authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) any related agreements, and (iii) if applicable, the Stock Purchase Agreement, in each case certified by the Secretary or Assistant Secretary of such Company as of the date hereof, and together with a certificate of the Secretary or Assistant Secretary of such Company as to the incumbency and signature of the officers of such Company executing the Stock Purchase Agreement (if applicable), this Financing Agreement and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                        (2) resolutions of the Board of Directors of CHL and
                   ICPC authorizing the execution, delivery and performance of the Stock Purchase Agreement, in each case certified by the Secretary or Assistant Secretary of such company as of the date hereof, and together with a certificate of the Secretary or Assistant Secretary of such company as to the incumbency and signature of the officers of such company executing the Stock Purchase Agreement, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                   I) CORPORATE ORGANIZATION - CITBC shall have received (i) a copy of the Articles or Certificate of Incorporation of each Company certified by the Secretary of State of its state of incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of each Company and certified by the Secretary or Assistant Secretary of such Company.

                   J) OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's Certificate of each Company, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Companies are in compliance with all of the terms and provisions set forth herein; and (iii) no Event of Default, or any event which, with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred.

                   K) ABSENCE OF DEFAULT - No Default, Event of Default or material adverse change in the financial condition, business, prospects, profits, operations or assets of any Company shall have occurred, and no Default or Event of Default shall exist under the August 17, 1994 Financing Agreement.

                   L) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement there shall be no outstanding suits or actions naming any Company as a defendant other than with respect of those matters listed on
Schedule 5 hereto, provided further that, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against any Company or its assets, by any agency, division or department of any county, city, state or Federal government arising out of this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement, or z) to the best knowledge of the Companies, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against any Company or its assets, which, in the opinion of CITBC, if adversely determined, could have a material adverse effect on the business, operation, assets, financial condition or Collateral of such Company.

                   M) DISBURSEMENT AUTHORIZATION - The Companies shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Companies for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

                   N) LOCK BOX AGREEMENTS - As of the Closing Date, the Northwest Pipe lock box agreement(s) for its collection account(s) shall be in full force and effect.

                   O) DEPOSITORY ACCOUNT - One or more concentration accounts shall have been established in form and substance satisfactory to CITBC and shall provide, without limitation, that the proceeds of any Canadian Accounts shall first be converted from Canadian Dollars to U.S. Dollars prior to deposit of any such proceeds in said account.

                   P) THIRD PARTY WAIVERS - The Companies shall provide applicable third party documents to CITBC so that CITBC has a first and exclusive lien on Eligible Accounts Receivable, Eligible Inventory, Chattel Paper and any Equipment at locations which any Company uses, leases or occupies, all in form and substance reasonably satisfactory to CITBC. Inventory located in any facility which is not owned by a Company, including at any leased premises, third party processor or warehouse, for which CITBC has not received a waiver, in form and substance satisfactory to CITBC as of the Closing Date, shall be deemed ineligible and CITBC may establish an Availability Reserve for up to three (3) months rent or processing charges for any such premises. Notwithstanding anything to the contrary herein, for purposes of Section 3 and 6 hereof, this condition precedent shall not terminate as of the Closing Date.

                   Q) MINIMUM CLOSING AVAILABILITY - Based upon CITBC's completion of an updated examination of Northwest Pipe's and Thompson Pipe's Accounts and Inventory, after giving effect to any Revolving Loans, Letters of Credit, Capex Loans and any other extensions of credit made or continued by CITBC on the Closing

Date, (i) Northwest Pipe Availability for further Revolving Loans shall be not less than $3,000,000, and (ii) Thompson Pipe Availability for further Revolving Loans shall be not less than $1,000,000, in each case without regard to the $32,000,000 limit on the aggregate Revolving Line of Credit. The foregoing shall be evidenced by estimated borrowing base certificates delivered by the Companies to CITBC on the Closing Date, and the Companies shall deliver final borrowing base certificates for the month ended May 31, 1996 within 21 days after the Closing Date confirming such Availabilities.

It is understood that such requirement contemplates that all of the Companies' debts and obligations are current to the reasonable satisfaction of CITBC and that all payables are being handled in the normal course of the Companies' business and consistent with its past practice.

                   R) INSURANCE - The Companies shall have delivered to CITBC a certificate from each of their insurance carriers in form and substance satisfactory to CITBC evidencing that the coverage required by Section 7, paragraph 7.5, hereof, and the endorsements thereof, in form and substance satisfactory to CITBC, listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7 of this Financing Agreement.

                   S) FEES AND EXPENSES - On the Closing Date, the Companies shall have reimbursed CITBC for all Out-of-Pocket Expenses for which a request for payment shall have been made at or prior to the Closing Date.

                   T) ABSENCE OF MATERIAL ADVERSE CHANGE - No material adverse change shall have occurred in the financial condition, business, prospects, profitability, assets (including without limitation the Collateral) or operations of any Company or its subsidiaries.

                   U) PERFECTION CERTIFICATE - CITBC shall have received a Perfection Certificate from each Company in form and substance acceptable to CITBC.

                   V) EXECUTION AND DELIVERY OF LOAN DOCUMENTS - CITBC shall have received signed Promissory Notes and the other Loan Documents.

                   W) QUALIFICATION - Each of the Companies shall be qualified to do business and in good standing in each state where the failure to so qualify could have a material adverse effect on such Company, and shall be in good standing in its state of incorporation.

                   X) DELIVERY OF PLEDGED STOCK - Northwest Pipe and Thompson Pipe shall have delivered to CITBC all of the Pledged Stock, along with undated stock powers in blank for each certificate.

                   Y) STOCK PURCHASE AGREEMENT - Prior to or concurrently with the closing hereof, the purchase and sale transaction contemplated by the Stock Purchase Agreement shall close in accordance with its terms, and the "Effective Time" as defined therein shall have passed.

                   Z) RELEASE OF COMPANIES, LIENS - Concurrently with the closing hereof, Congress Financial Corporation shall be repaid in full and (i) shall give a general release of the Companies, (ii) shall release or assign in favor of CITBC any and all liens it may have on the assets of the Companies, including by way of UCC terminations and assignments and, with respect to the Real Estate, reconveyances and assignments, and (iii) shall have no recourse against the Companies.

                   2.2 CONDITIONS TO EACH EXTENSION OF CREDIT

                   Except to the extent expressly set forth in this Financing Agreement, the agreement of CITBC to make any extension of credit requested to be made by it to any Company on any date (including without limitation, the extensions of credit on the Closing Date) is subject to the satisfaction of the following conditions precedent:

                   A) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by the Companies in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                   B) NO DEFAULT - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

                    C) NORTHWEST PIPE BORROWING BASE - Except as may be otherwise agreed to from time to time by CITBC and the Companies in writing, after giving effect to any extension of credit requested to be made by Northwest Pipe on such date, i) the aggregate outstanding Revolving Loans and Letters of Credit owing by the Companies will not exceed the Revolving Line of Credit, ii) the aggregate outstanding Capex Loans will not exceed the Capex Line, and iii) the extension of credit requested on such date shall be within Northwest Pipe's Availability then applicable to Northwest Pipe.

                   D) THOMPSON PIPE BORROWING BASE - Except as may be otherwise agreed to from time to time by CITBC and the Companies in writing, after giving effect to any extension of credit requested to be made by Thompson Pipe on such date, i) the aggregate outstanding Revolving Loans and Letters of Credit owing by the Companies will not exceed the Revolving Line of Credit, ii) the aggregate outstanding Capex Loans will not exceed the Capex Line, and iii) the extension of credit requested on such date shall be within Thompson Pipe's Availability then applicable to Thompson Pipe.

                   E) ADDITIONAL MATTERS - All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Financing Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to CITBC and (to the extent that such proceedings documents, instruments and other matters relate to the Collateral or CITBC) CITBC shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby, as CITBC shall reasonably request.

Each borrowing by the Companies hereunder shall constitute a representation and warranty by the Companies as of the date of such loan or advance that each of the representations, warranties and covenants contained in this Financing Agreement have been satisfied and are true and correct, except as the Companies and CITBC shall otherwise agree herein or in a separate writing.

SECTION 3.  REVOLVING LOANS

                   3.1 (A) CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Northwest Pipe Availability and y) in the aggregate with Revolving Loans to Thompson Pipe, the Revolving Line of Credit, but subject to CITBC's right to make "overadvances" (defined below), to make loans and advances to Northwest Pipe on a revolving basis (i.e. subject to the limitations set forth herein, Northwest Pipe may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts up to the sum of: (i) eighty-five percent (85%) of the outstanding Eligible Northwest Pipe Accounts Receivable (including bill-and-hold Accounts),
(ii) fifty percent (50%) of the outstanding Unbilled Accounts Receivable of Northwest Pipe and (iii) sixty percent (60%) of the aggregate value of Eligible Northwest Pipe Inventory as determined at the lower of cost or market.

                   (B) CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Thompson Pipe Availability and y) in the aggregate with Revolving Loans to Northwest Pipe, the Revolving Line of Credit, but subject to CITBC's right to make "overadvances" (defined below), to make loans and advances to Thompson Pipe on a revolving basis (i.e. subject to the limitations set forth herein, Thompson Pipe may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts up to the sum of: (i) eighty-five percent (85%) of the outstanding Eligible Thompson Pipe Accounts Receivable (including bill-and-hold Accounts),
(ii) fifty percent (50%) of the outstanding Unbilled Accounts Receivable of Thompson Pipe and (iii) sixty percent (60%) of the aggregate value of Eligible Thompson Pipe Inventory as determined at the lower of cost or market.

                   (C) Notwithstanding the foregoing, (i) advances against total Eligible Inventory and Unbilled Accounts Receivable shall not exceed $16,000,000 in the aggregate at any one time. All requests for loans and advances must be received by an officer of CITBC no later than 2:00 p.m. New York time of the day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

                   (D) Unless otherwise agreed to in writing by CITBC, no Revolving Loans shall be made to Thompson Steel.

                   3.2 (A) In furtherance of the continuing assignment and security interest in the Companies' Accounts, the Companies will, upon the creation of Accounts, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of collateral, such confirmatory schedules of Accounts as CITBC may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as CITBC may reasonably require. In addition, upon CITBC's request the Companies shall provide CITBC with copies of agreements with, or purchase orders from, the Companies' customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Companies hereby authorize CITBC to regard any Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of such Company's authorized officers or agents.

                   (B) The obligation of the Companies to repay the principal amount of the Revolving Loans made pursuant to this Section 3 and pursuant to any Letter of Credit Guaranty issued pursuant to Section 5 by CITBC and to pay interest thereon shall be evidenced in part by Promissory Notes in the form of Exhibit C attached hereto. Each Company's outstanding Obligations applicable thereto may be set forth in the balance column on the grid page attached to said note or on the separate ledgers maintained by CITBC. All such advances, whether or not so recorded, shall be due as part of said note. Promissory Notes executed by each of Northwest Pipe and Thompson Pipe shall be delivered to CITBC on the Closing Date.

         3.3 Each Company hereby represents and warrants that: each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by such Company in the ordinary course of its business; the goods and inventory being sold and the Accounts created are the exclusive property of such Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Accounts are in the name of such Company; and the customers of such Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which such Company has advised CITBC pursuant to paragraph 5 of this Section 3. Each Company confirms to CITBC that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by such Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. Each Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have an adverse effect on the business of such Company or the ability of such Company to enforce collection of Accounts due from customers residing in that state. Each Company agrees to maintain such books and records regarding Accounts as CITBC may reasonably require and agrees that the books and records of such Company will reflect CITBC's interest in the Accounts. All of the books and records of the Companies will be available to CITBC at normal business hours, including any records handled or maintained for the Companies by any other company or entity.

         3.4 Until CITBC has advised the Companies to the contrary after the occurrence of an Event of Default, the

Companies may and will enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the Companies' expense; such privilege shall terminate automatically upon the institution by or against any Company of any proceeding under any bankruptcy or insolvency law or, at the election of CITBC, upon the occurrence of any other Event of Default and until such Event of Default is waived or cured to CITBC's satisfaction. The Companies shall direct all of their account debtors to deposit any and all proceeds of Collateral into the Depository Account (as defined below), and any checks, cash, notes, chattel paper or other instruments or property received by the Companies with respect to any Accounts shall be held by the Companies in trust for CITBC, separate from the Companies' own property and funds, and immediately turned over to CITBC with proper assignments or endorsements by deposit to the special depository accounts in CITBC's name designated by CITBC for such purposes (the "Depository Accounts"). All amounts received by CITBC in payment of Accounts will be credited to the applicable Company's accounts upon CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 pm or on the next succeeding Business Day if received after 1:00 pm. No checks, drafts or other instrument received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

         3.5 The Companies agree to notify CITBC promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Companies agree to issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITBC has notified the Companies that an Event of Default has occurred and that all future credits or allowances are to be made only after CITBC's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to CITBC's satisfaction and on notice from CITBC, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with CITBC's name (as secured party) and held by the Companies for CITBC's account.

         3.6 CITBC shall maintain separate accounts on its books in each Company's name in which such Company will be charged with loans and advances made by CITBC to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing to CITBC by the Companies. Each Company will be credited with all amounts received by CITBC from such Company or from others for such Company's account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Companies' contracts, lease agreements or obligations relating to the Accounts.

         3.7 After the end of each month, CITBC shall promptly send the Companies one or more statements showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and each Company during that month. The monthly statements shall be deemed correct and binding upon the Companies and shall constitute an account stated between the Companies and CITBC unless CITBC receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

SECTION 4.  CAPITAL EXPENDITURE TERM LOANS

         4.1 Northwest Pipe and Thompson Pipe have requested and CITBC has agreed to provide Northwest Pipe and Thompson Pipe with one or more term loans in an aggregate amount not to exceed the Capex Line for expenditures approved by CITBC and made after the Closing Date. Upon receipt by CITBC of a Capex Promissory

Note in the form of Exhibit A attached hereto from Northwest Pipe or Thompson Pipe, as applicable, CITBC will extend a Capex Loan to such Company, provided all of the conditions listed below are fulfilled to the sole but reasonable satisfaction of CITBC. The conditions are as follows:

         a)     Each requested Capex Loan must be within i) the Capex Line and
                ii) the Capex Availability.

         b) The aggregate amount of outstanding Capex Loans to Northwest Pipe can at no time exceed the sum of x) eighty percent (80%) of the orderly liquidation value of unencumbered Equipment owned by Northwest Pipe, determined in accordance with appraisals delivered to and reasonably satisfactory to CITBC; y) fifty percent (50%) of the fair market value of unencumbered Real Estate owned by Northwest Pipe, determined in accordance with appraisals delivered to and reasonably satisfactory to CITBC, and z) without duplication, seventy-five percent (75%) of the purchase price of new Equipment purchased by Northwest Pipe, provided that all loans made pursuant to clause y) above, in the aggregate with loans made pursuant to clause (y) of paragraph 4.1(c) below, may not exceed $4,000,000.00 in the aggregate at any time.

         c) The aggregate amount of outstanding Capex Loans to Thompson Pipe can at no time exceed the sum of x) eighty percent (80%) of the orderly liquidation value of unencumbered Equipment owned by Thompson Pipe, determined in accordance with appraisals delivered to and reasonably satisfactory to CITBC; y) fifty percent (50%) of the fair market value of unencumbered Real Estate owned by Thompson Pipe, determined in accordance with appraisals delivered to and reasonably satisfactory to CITBC, and z) without duplication, seventy-five percent (75%) of the purchase price of new Equipment purchased by

                Thompson Pipe, provided that all loans made pursuant to clause y) above, in the aggregate with loans made pursuant to clause (y) of paragraph 4.1(b) above, may not exceed $4,000,000.00 in the aggregate at any time.

         d)     Northwest Pipe and Thompson Pipe must give CITBC at least thirty
                (30) days' prior written notice of its intention to enter into a Capex Loan;

         e) Each funding of a Capex Loan shall be made only after CITBC shall have received and approved to its satisfaction all appraisals, invoices, purchase orders, and/or other contracts and any additional information CITBC may request with respect to the expenditure as herein set forth;

         f) Northwest Pipe and Thompson Pipe shall (i) execute such documents as CITBC may reasonably require to obtain a first lien upon any assets purchased with proceeds from the Capex Loan and
                (ii) provide such documents and information as CITBC shall require, including a schedule which shall include copies of invoices, purchases, or executed contracts for such purchase and disbursements in connection therewith, with evidence of payment thereon;

         g) Capex Loans shall only be used by Northwest Pipe and Thompson Pipe to purchase assets on which CITBC has a first lien position, and such assets shall not constitute an attachment, accessory, accession, replacement, substitution, addition or improvement of any Equipment, fixture or line on which any other creditor has a first lien position;

         h) Capex Loans may only be requested by Northwest Pipe and Thompson Pipe during the period commencing on the Closing Date and expiring at 2:00 p.m. (New York City time) on the third Anniversary Date.

         i) Each of Northwest Pipe and Thompson Pipe may request no more than one (1) Capex Loan during any calendar quarter. Unless otherwise agreed to in writing by CITBC, Thompson Steel may not request Capex Loans.

         j) Northwest Pipe and Thompson Pipe may request, and CITBC agrees to make, any such Capex Loans as aforesaid absent the occurrence of a Default which has not been waived in writing by CITBC or cured to the satisfaction of CITBC or an Event of Default which has not been waived in writing by CITBC.

         4.2 Each Capex Loan will be repaid to CITBC by the applicable Company in equal quarterly installments of principal computed on a five (5) year amortization schedule, whereby the installments shall commence on the last day of the first fiscal quarter following the advance of the Capex Loan, and shall continue to be paid on the last day of each fiscal quarter thereafter until paid in full.

         4.3 To the extent repaid, Capex Loans may not be reborrowed under this Financing Agreement.

         4.4 All Capex Loans made by CITBC under this Section 4 and all payments and prepayments made on account of the principal thereof shall be recorded by CITBC in its internal records. Each Company authorizes CITBC to record on the schedules to the Capex Promissory Note(s) or in its internal records (computer or otherwise) the amount of each Capex Loan made by CITBC under this Section 4 and the amount of each repayment received by CITBC, provided that any failure by CITBC to make any such entry shall not affect the obligations of the Companies hereunder or under the Capex Promissory Note(s) or otherwise in respect of the Capex Loan(s). All entries made by CITBC including notations on any schedule to the Capex Promissory Note(s) or in the internal records of CITBC (computer or otherwise) shall be deemed correct in the absence of manifest error.

         4.5 Each Company may prepay at its option, in whole or in part, the Capex Loans; provided, that on each such prepayment, such Company shall pay x) accrued interest on the principal so prepaid to the date of such prepayment and
y) the Libor Prepayment Penalty, if applicable.

         4.6 Each voluntary and mandatory prepayment shall be applied to the last maturing installments of principal of any Capex Loan designated by the Companies until paid in full; provided, however, if the Companies do not so designate a Capex Loan, then CITBC may apply such prepayment to a Capex Loan of its choosing.

         4.7 Each Company hereby authorizes CITBC to charge its Revolving Loan Account with the amount of all principal, interest, fees and any other amounts due under this Section 4 as such amounts become due. Each Company confirms that any charges which CITBC may so make to its Revolving Loan Account as herein provided will be made as an accommodation to such Company and solely at CITBC's discretion.

         4.8 In the event this Financing Agreement or the Line of Credit is terminated by either CITBC or the Companies for any reason whatsoever, all Capex Loans shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Capex Promissory Notes or this Financing Agreement.

SECTION 5.  LETTERS OF CREDIT

         In order to assist the Companies in establishing or opening standby Letters of Credit with an Issuing Bank the Companies have requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letter of Credit Guaranties, thereby lending CITBC's credit to the Companies, and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

         5.1 The amount, purpose and extent of the standby Letters of Credit and changes or modifications thereof by the

Companies and/or the Issuing Bank of the terms and conditions thereof shall in all respects be subject to the prior approval of CITBC in the exercise of its reasonable discretion; provided however, that: a) in no event may the aggregate amount of all such outstanding standby Letters of Credit exceed, in the aggregate, at any one time $8,000,000.00; b) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to the Companies, CITBC and the Issuing Bank; c) the Letter of Credit line of credit shall be deemed to be a subline within the Revolving Line of Credit and all Letters of Credit shall be reserved dollar for dollar from Northwest Pipe Availability or Thompson Pipe Availability, as applicable, as an Availability Reserve; and (d) except to the extent provided in paragraph 5.9 below, CITBC shall not assist Thompson Steel in establishing or opening letters of credit as set forth in this Section 5.

         5.2 CITBC shall have the right, without notice to the Companies, to charge the applicable Company's account on CITBC's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letter of Credit Guaranty at the earlier of a) payment by CITBC under the Letter of Credit Guaranty, or b) the occurrence of an Event of Default. Any amount charged to a Company's loan account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8, paragraph
8.1 of this Financing Agreement.

         5.3 Each Company unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for such Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC under the Letter of Credit Guaranty. Each Company further agrees to hold CITBC harmless from any errors or omission, negligence or misconduct by the Issuing Bank, provided however that, the foregoing shall not be deemed to be a waiver of or otherwise limit such Company's rights with respect to the

Issuing Bank. Each Company's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. Each Company agrees that any charges incurred by CITBC for such Company's account by the Issuing Bank shall be conclusive on CITBC and may be charged to such Company's account.

         5.4 CITBC shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Companies. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any Collateral imported pursuant to any Letter of Credit.

         5.5 Each Company agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on such Company and shall not put CITBC in any resulting liability to such Company. In furtherance thereof, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents;

and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Companies.

         5.6 Without CITBC's express consent and endorsement in writing, each Company agrees: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CITBC, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptance or rejection of any documents or goods.

         5.7 Each Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that CITBC may at any time request will be promptly furnished. In this connection, each Company warrants and represents that all shipments of Inventory pursuant to Letters of Credit opened pursuant hereto and made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. Each Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

         5.8 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the applicable Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

         5.9 Thompson Steel has pledged certain assets in connection with the issuance by the Kentucky Rural Economic Development Authority and the County of Caldwell, Kentucky of Industrial Revenue Bonds having an aggregate original principal value of $5,700,000 and $2,500,000, respectively (the "Bonds"). The approximate outstanding balance owing to the holders of the Bonds on the date hereof does not exceed $3,000,000. Congress Financial Corporation has issued letters of credit for the account of Thompson Steel in connection with the Bonds; and CITBC, concurrently herewith, has provided the Congress Indemnification in favor of Congress Financial Corporation in the event draws are made on such letters of credit. Northwest Pipe hereby agrees and confirms that it shall be the primary obligation of Northwest Pipe, secured by the Collateral pledged by Northwest Pipe hereunder, to pay to CITBC any amounts required to be paid by CITBC based upon the Congress Indemnification, and Northwest Pipe's Obligations therefor shall be jointly and severally guaranteed by Thompson Pipe and Thompson Steel pursuant to Section 11 hereof. Thompson Pipe and Thompson Steel hereby each agree and confirm that the Congress Indemnification, and the undertaking of Northwest Pipe as described in this paragraph 5.9, constitute valuable consideration to Thompson Pipe and Thompson Steel, as they enhance the value of each such Companies thereby. Upon the sale of any real or personal property assets pledged by Thompson Steel in connection with the Bonds, the entire net proceeds of such sale be applied to the Bonds, and any excess shall be applied to the Obligations in such order as CITBC shall reasonably elect.

SECTION 6.  COLLATERAL

         6.1 As security for the prompt payment in full of all loans and advances made and to be made to the Companies from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Companies hereby jointly and severally pledge and grant to CITBC a continuing general lien upon and security interest in all of the following property and interests in property (collectively, "Collateral"):

         (a)    present and hereafter acquired Inventory;

         (b)    present and hereafter acquired Equipment;

         (c)    present and future Accounts;

         (d)    present and future Documents of Title;

         (e)    present and future General Intangibles;

         (f)    Real Estate;

         (g)    Stock Collateral; and

         (h)    the proceeds of any and all of the foregoing.

Notwithstanding the foregoing, the grant of security interest by Thompson Steel in its Real Estate and Equipment located in Princeton, Kentucky shall become effective when consents from the trustees for the holders of the Bonds referred to in paragraph 7.9(a) of Section 7 hereof have been obtained.

         6.2 The security interests granted hereunder shall extend and attach to:

         (a) All Collateral which is presently in existence and which is owned by any Company or in which any Company has any interest, whether held by such Company or others for its account, and, if any Collateral is Equipment, whether such Company's interest in such Equipment is as owner or lessee or conditional vendee;

         (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

         (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or any Company from such Company's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by any Company, or to the sale, promotion or shipment thereof.

         6.3 The Companies agree to safeguard, protect and hold all Inventory for CITBC's account and make no disposition thereof, provided that the Companies may sell and/or lease their Inventory in the ordinary course of the business of the Companies as herein provided. Absent the occurrence of an Event of Default and notice from CITBC to the Companies to the contrary, as provided for below, any Inventory may be sold and shipped by the Companies to their customers in the ordinary course of the Companies' business, on open account and on terms currently being extended by the Companies to their customers, provided that all proceeds of all sales (including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC in accordance with paragraph 3.4 of Section 3 of this Financing Agreement. CITBC shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to CITBC's satisfaction, in which event no further disposition shall be made of the Inventory by the Companies without CITBC's prior written approval. Cash sales or sales of Inventory in which a lien upon, or security interest in, Inventory is retained by the Companies (other than bill and hold sales and material man's liens, as expressly permitted in this Financing Agreement) shall be made by the Companies only with the approval of CITBC, and the proceeds of such sales or sales of inventory for cash shall not be commingled with the Companies' other property, but shall be segregated, held by the Companies in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Companies to CITBC in the identical form received by the Companies by deposit to the Depository Accounts. The Companies shall not sell any of their Inventory on a consignment basis. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Companies' Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

         6.4 The Companies agree at their own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Companies also agree to safeguard, protect and hold all Equipment for CITBC's account and make no disposition thereof unless the Companies first obtain the prior written approval of CITBC. Any sale, exchange or other disposition of any Equipment shall only be made by the Companies with the prior written approval of CITBC, and the proceeds of any such sales shall not be commingled with the Companies' other property, but shall be segregated, held by the Companies in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Companies to CITBC in the identical form received by the Companies by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything hereinabove contained to the contrary, the Companies may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Companies' operations, provided, however, that
(a) the then book value of the Equipment so disposed of does not exceed $250,000 in the aggregate in any fiscal year and (b) the proceeds of such sales or dispositions are delivered to CITBC in accordance with the foregoing provisions of this paragraph, except that the Companies may retain and use such proceeds to purchase forthwith replacement Equipment which the Companies determine in their reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not cured within any applicable grace period or waived.

         6.5 The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the accounts maintained in the Companies' names on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

         6.6 To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

         6.7 Any reserves or balances to the credit of the Companies and any other property or assets of the Companies in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the account of the Companies when due.

         6.8 This Financing Agreement and the obligation of the Companies to perform all of their covenants and obligations hereunder are further secured by a mortgage, deed of trust or assignment on the Real Estate.

         6.9 The Companies shall give to CITBC from time to time such mortgage, deed of trust or assignment on the Real Estate or real estate acquired after the date hereof as CITBC shall require to obtain a valid first lien (other than with respect to CITBC's second lien on Northwest Pipe's Portland, Oregon facility and Thompson Steel's Princeton, Kentucky facility) thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to CITBC.

         6.10 The Companies shall give to CITBC, and/or shall cause the appropriate party to give to CITBC, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Companies as CITBC shall require to obtain valid first liens thereon.

         6.11 Without in any way limiting the right of CITBC to enforce rights on behalf of the Companies as provided herein, the Companies shall diligently pursue all rights, remedies, powers and privileges available to them under the Stock Purchase Agreement.

SECTION 7.  REPRESENTATIONS, WARRANTIES AND COVENANTS

         7.1 Each Company hereby warrants and represents and/or covenants that:
i) the fair value of such Company's assets exceeds the book value of such Company's liabilities; ii) such Company is generally able to pay its debts as they become due and payable; and iii) such Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. Each Company further warrants and represents that a) except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; b) after filing of financing statements in the applicable filing clerk's office in the states listed on the Perfection Certificate, this Financing Agreement creates a valid, perfected, first priority lien on the Collateral, that can be perfected by the filing of such financing statements, except for the Permitted Encumbrances; c) except for the Permitted Encumbrances, such Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; d) such Company will at its expense, until the Obligations are indefeasibly paid in full and CITBC shall have no further commitment or obligation hereunder, warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the holders of the Permitted Encumbrances; e) such Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; f) the representations and warranties in the Perfection Certificate are true and correct; g) the Equipment does not comprise a part of the Inventory of such Company and that the Equipment is and will only be used by such Company in its business and will not be held for sale or lease (except as set forth in paragraph 7.10(d)), or removed from its premises, or otherwise disposed of by such Company without the prior written approval of CITBC except as otherwise permitted in paragraph 6.4 of Section 6 of this Financing Agreement; (h) Schedule 1 hereto contains an accurate and complete list as of the date hereof of all Inventory locations of the Companies;
(i) Schedule 2 hereto contains an
accurate and complete list as of the date hereof of all trade names used by the Companies; and (j) Schedule 3 hereto contains an accurate and complete list as of the date hereof of all patents, trademarks and copyrights of the Companies.

         7.2 Each Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as CITBC shall reasonably require. Each Company agrees that CITBC or its agents may enter upon such Company's premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. Each Company agrees to afford CITBC thirty (30) days prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon. The Companies are also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

         7.3 Each Company agrees to: execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to CITBC hereunder. Any Company's failure, however, to promptly give CITBC such statements, or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

         7.4 Each Company agrees to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral (except as otherwise provided herein) subject only to the Permitted Encumbrances. CITBC is hereby authorized by the Companies to file any financing statements covering the Collateral whether or not any Company's signature appears thereon. The Companies agree to do whatever CITBC may reasonably request, from time to time, by way of: searching records, filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's custodians;

keeping stock records; transferring proceeds of Collateral to CITBC's possession; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

         7.5 (a) The Companies agree to maintain insurance on the Real Estate, Equipment and Inventory (wherever located) under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CITBC, the premium paid when due and in the ordinary course of business, with the loss payable endorsement in CITBC's favor, and shall provide for not less than thirty (30) days' prior written notice to CITBC of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, CITBC may arrange for such insurance, but at the Companies' expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to CITBC's satisfaction, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or any Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         (b) (i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to

                Inventory shall first reduce the applicable Company's Revolving Loan, then such Company's Capex Loans.

         ii) In the event any part of the Companies' Real Estate or Equipment is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the "Proceeds") is less than or equal to $100,000.00, CITBC shall promptly apply such Proceeds to reduce the applicable Company's outstanding balances under the Revolving Loan account or, if there is no balance, to such Obligations as CITBC may reasonably elect.

         iii) As long as x) an Event of Default has not occurred (which is not cured to CITBC's satisfaction), y) the Companies have sufficient business interruption insurance to replace the lost profits of any of the Companies' facilities, and z) the Proceeds are in excess of $100,000.00, the Companies may elect (by delivering written notice to CITBC) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Companies do not, or cannot, elect to use the Proceeds as set forth above, CITBC may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, apply the Proceeds to the payment of the Obligations in such manner and in such order as CITBC may reasonably elect.

         iv) If a Company elects to use the Proceeds for the repair, replacement or restoration of any Real Estate or Equipment, and there is then no Event of Default, i) proceeds of insurance on Equipment and Real Estate in excess of $100,000.00 will be applied to the reduction of the Revolving Loans of such Company and ii) CITBC may set up a reserve against Availability for an amount equal to the proceeds referred to in clause i) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Equipment or the Real Estate and disbursements in connection therewith. Prior to the commencement of any restoration, repair or replacement of Real Estate, such Company shall provide CITBC with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Proceeds to cover the cost of restoration as so determined, such Company shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by such Company (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

         (v) The Companies agree to pay any reasonable costs, fees or expenses which CITBC may reasonably incur in connection with this paragraph 7.5.

         7.6 The Companies agree to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Companies or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof unless: (i) such taxes are being diligently contested in good faith by the Companies by appropriate proceedings, (ii) the Companies establish such reserves as may be required by GAAP or, in the alternative or in addition thereto, CITBC establishes an Availability Reserve in such amount as CITBC may determined in its reasonable discretion, or (iii) if any lien shall be claimed thereunder x) for taxes due the United States of America or any state thereof having similar tax priority status, or y) which in CITBC's opinion might create a valid obligation having priority over the rights granted to CITBC herein, CITBC may, on the

Companies' behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand.

         7.7 Each Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of such Company's business; provided that such Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future applicable to the ownership and/or use of its real property and operation of its business which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of such Company. Each Company hereby indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur (other than solely as a result of the physical actions of CITBC on the Companies' premises) in connection with: any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of the Companies' real property; or any claim or expense which results from the Companies' operations (including, but not limited to, the Companies' off-site disposal practices); any claim or expense relating to the Companies' Inventory and/or Equipment, and the Companies further agree that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this paragraph 7.7 if (i) the failure to comply with the requirements of this paragraph 7.7 resulted from good faith error or innocent omission, (ii) the Companies promptly commence and diligently pursue a cure of such breach, (iii) such failure is cured within fifteen (15) Business Days following the Companies' receipt of notice of such failure, and (iv) such failure has not resulted in a material adverse effect on the business, financial condition or operations of the

Companies or on the Collateral. Upon receipt by the Companies of any notice of non-compliance with any applicable environmental rules or regulation, of any required expenditures for compliance, any spill or omission or other regulated "event", or any claim resulting from the Companies' business or practices or relating to the Collateral, the Companies shall establish such reserves as may be required by GAAP or, in the alternative or in addition thereto, CITBC may establish an Availability Reserve in such amount as CITBC may require in its reasonable discretion.

         7.8 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless CITBC shall have otherwise consented in writing, the Companies will furnish to
CITBC: (a) within ninety (90) days after the end of each fiscal year of Northwest Pipe, an audited Consolidated Balance Sheet and an audited Consolidating Balance Sheet as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Companies and their subsidiaries for such year, audited by independent public accountants selected by the Companies and satisfactory to CITBC in the exercise of its reasonable business judgement; (b) within forty-five (45) days after the end of each fiscal quarter of Northwest Pipe, a Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies and their subsidiaries for such period, certified by an authorized financial or accounting officer of Northwest Pipe; (c) within thirty (30) days after the end of each month, a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies and their subsidiaries for such period, certified by an authorized financial or accounting officer of Northwest Pipe; and (d) from time to time, such further information regarding the business affairs and financial condition of the Companies as CITBC may reasonably request, including without limitation annual cash flow projections in form satisfactory to CITBC. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer of Northwest Pipe, pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the Companies' financial condition at the end of the particular accounting period, as well as the Companies' operating results during such accounting period, subject to year-end audit adjustments;
(ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) no Company has received any notice of cancellation with respect to its property insurance policies; and (iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

         7.9 The Companies shall cause each of the following to occur to CITBC's reasonable satisfaction:

         a) The Companies shall use their best efforts to obtain within thirty
(30) days after the Closing Date consents from the trustees for the holders of the Bonds necessary to permit Thompson Steel to grant in favor of CITBC a lien of not less than second priority on the Real Estate and Equipment of Thompson Steel located in Princeton, Kentucky; and Thompson Steel shall, promptly after receipt of such consents, execute and deliver to CITBC such mortgages, deeds of trust and other documentation as CITBC may reasonably require to obtain a perfected lien of not less than second priority on such Real Estate and Equipment. The failure of Thompson Steel to obtain such consents and validly grant such liens within ninety (90) days of the Closing Date shall constitute an Event of Default hereunder.

         b) Within thirty (30) days after the Closing Date, Thompson Pipe shall have executed and delivered to CITBC such mortgages and deeds of trust as CITBC may reasonably require to obtain a first lien on the Real Estate owned by Thompson Pipe in Denver, Colorado.

         c) Within ninety (90) days after the Closing Date, CITBC shall have received, in respect of the mortgage or deed of trust required by clause a) above, a mortgagee's title policy or marked-up unconditional binder for such insurance. Within thirty

(30) days after the Closing Date, CITBC shall have received, in respect of the mortgage or deed of trust required by clause b) above, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall (i) be in the amount of $4,100,000 on the Denver, Colorado Real Estate, and $2,400,000 on the Princeton, Kentucky Real Estate; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust (other than with respect to CITBC's second lien on Thompson Steel's Princeton, Kentucky facility), free and clear of all defects and encumbrances except those acceptable to CITBC; (iii) name CITBC as the insured thereunder; and (iv) contain such endorsements and effective coverage as CITBC may reasonably request, including without limitation the revolving line of credit endorsement. CITBC shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.

         d) Within thirty (30) days after the Closing Date, CITBC and the title insurance company issuing each policy referred to in the immediately preceding paragraph (each, a "Title Insurance Company") shall have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to CITBC and the relevant Title Insurance Company and either: (a) prepared by an independent professional licensed land surveyor satisfactory to CITBC and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and



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
overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall A) be certified to CITBC and the Title Insurance Company and B) contain a legend reciting as to whether or not the site is located in a flood zone; or (b) the title report and policy for any such Real Estate shall omit any title exception for surveys, in form and substance satisfactory to CITBC and its counsel.

         e) Within thirty (30) days after the Closing Date, Thompson Pipe shall enter into one or more lock box agreement(s) in form and substance acceptable to CITBC in its reasonable business judgment.

         f) Within sixty (60) days after the Closing Date, the Companies shall have prepared and delivered to CITBC (i) consolidating cash budget projections for the Companies for the next consecutive twelve month period commencing on the Closing Date, and (ii) the consolidating opening balance sheet of the Companies as of the Closing Date, all of which shall be in form and substance satisfactory to CITBC.

         7.10 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, each Company agrees that, without the prior written consent of CITBC (which consent shall be subject to its reasonable business judgement), except as otherwise herein provided, such Company will not:

         a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;


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
         b) Incur or create any Indebtedness other than the Permitted Indebtedness;

         c) Borrow any money on the security of such Company's Collateral from sources other than CITBC, except for Permitted Indebtedness;

         d) Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except the Equipment and Real Estate of Thompson Steel held for sale, or as otherwise specifically permitted by this Financing Agreement, or ii) either all or substantially all of such Company's assets, which do not constitute Collateral;

         e) Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by such Company;

         f) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         g) Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that Northwest Pipe may redeem capital stock in an amount up to $3,000,000 in the aggregate if i) the Companies are not then in breach or violation of this Financing Agreement; ii) after giving effect to such redemption, no Default or Event of Default will have occurred hereunder; iii) all of the Companies' accounts payable are current in accordance with their normal business practices;


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
                and iv) on the date of any such redemption, after giving effect to such redemption and all outstanding Revolving Loans, Letters of Credit, and any and all other extensions of credit to be made by CITBC to the Companies on such date, the Companies shall have a minimum additional Availability of at least $2,000,000.00;

         h) Make any advance or loan to, or any investment in, any firm, entity, person or corporation; provided, however, that after CITBC's receipt of the opening balance sheet of the Companies, being delivered pursuant to paragraph 7.9(f)(ii) hereof,
                (i) Northwest Pipe may make loans to Thompson Pipe in an aggregate amount not to exceed $2,500,000 in excess of the intercompany loans of Northwest Pipe to Thompson Pipe indicated on such opening balance sheet, and (ii) Thompson Pipe may (a) repay the loans held by Northwest Pipe to Thompson Pipe indicated on such opening balance sheet up to an aggregate amount not to exceed $1,800,000 (and to the extent such balance sheet reflects intercompany loans of less than $1,800,000, Thompson Pipe may make loans to Northwest Pipe), and (b) repay loans made after the Closing Date by Northwest Pipe to Thompson Pipe as permitted in clause (i), above; provided further, however, that each officer's certificate delivered pursuant to paragraph 7.8 of Section 7 hereof shall indicate the amount of such loans outstanding; or

         i) In any way modify or consent to the modification of the Stock Purchase Agreement.

         7.11 The Companies' consolidated Capital Expenditures may not exceed
(i) $4,500,000 for the fiscal year ending December 31, 1996 or (ii) $5,000,000 during any fiscal year thereafter.

         7.12 The Companies shall maintain at all times a consolidated Net Worth of not less than: (a) the consolidated Net


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
Worth of the Companies indicated on the opening balance sheet to be delivered pursuant to paragraph 7.9(f)(ii), less (b) $2,500,000. Thompson Pipe shall maintain at all times a Net Worth of not less than: (a) the Net Worth of Thompson Pipe indicated on the opening balance sheet to be delivered pursuant to paragraph 7.9(f)(ii), less (b) $1,250,000.

         7.13 The Companies shall maintain a consolidated Fixed Charge Coverage Ratio of not less than 1.25 to 1.0 for each of the following periods: (i) quarter ended September 30, 1996, (ii) two quarters ended December 31, 1996,
(iii) three quarters ended March 30, 1997, (iv) four quarters ended June 30, 1997, and (v) each quarter thereafter, on a rolling four-quarter basis.

         7.14 The Companies shall maintain at all times consolidated Working Capital of not less than: (a) the consolidated Working Capital of the Companies indicated on the opening balance sheet to be delivered pursuant to paragraph 7.9(f)(ii), less (b) $5,000,000.

         7.15 The Companies, on a consolidated basis, shall not sustain a net loss for any fiscal year as determined in accordance with GAAP.

         7.16 The Companies shall maintain at all times a consolidated Leverage Ratio not to exceed 2.00 to 1.0.

         7.17 The Companies agree to advise CITBC in writing of: a) all expenditures (actual or anticipated) in excess of $100,000.00 for x) environmental clean-up, y) environmental compliance or z) environmental testing and the impact of said expenses on the Companies' Working Capital; b) any notices the Companies receive from any local, state or federal authority advising the Companies of any environmental liability (real or potential) stemming from a Company's operations, its premises, its waste disposal practices, or waste disposal sites used by a Company and to provide CITBC with copies of all such notices if so required; and c) each Company hereby represents and warrants that, as of the Closing Date, it has not received notice of any material violation of any applicable environmental rules and regulations, including without limitation pursuant to CERCLA, any



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
other "super-fund" laws or regulations and/or notice that such Company is a "PRP" in any pending action or investigation.

         7.18 Without the prior written consent of CITBC, each Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of any Company, except as specifically provided in paragraph 7.10(h).

         7.19 The Companies shall: a) upon the acquisition after the date hereof by the Companies of any Stock Collateral, promptly either (x) transfer and deliver to CITBC all such Stock Collateral (together with the certificates representing such Stock Collateral securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) or (y) take such other action as CITBC shall deem necessary or appropriate to perfect, and establish the priority of, the liens granted by this Financing Agreement in such Stock Collateral; and

         b) give, execute, deliver, file or record any and all financing statements, notices, contracts, agreements or other instruments, obtain any and all governmental approvals or consents and take any and all steps that may be necessary or as CITBC may request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the liens granted by this Financing Agreement or to enable CITBC to exercise and enforce its rights, remedies, powers and privileges under this Financing Agreement with respect to such liens, including causing any or all of the Stock Collateral to be transferred of record into the name of CITBC or its nominee (and CITBC agrees that if any Stock Collateral is transferred into its name or the name of its nominee, CITBC will thereafter promptly give to the pledging Company copies of any notices and communications received by it with respect to the Stock Collateral pledged by such Company).

         c) (i) cause the Stock Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of Thompson Pipe and Thompson Steel then outstanding, (ii) cause all such shares to be duly authorized, validly issued, fully paid and nonassessable and to be free of any contractual restriction or any restriction under the charter or bylaws of



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
this issuer of such Stock Collateral, upon the transfer of such Stock
Collateral.

         7.20 So long as CITBC has not given notice to Northwest Pipe and Thompson Pipe of CITBC's intention to exercise voting rights regarding the Stock Collateral after the occurrence of an Event of Default, each Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral pledged by it, for all purposes not inconsistent with the terms of any Loan Document, provided that each Company agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of any Loan Document; and CITBC shall, at the Companies' expense, execute and deliver to the Companies or cause to be executed and delivered to the Companies all such proxies, powers of attorney, dividend and other orders and other instruments, without recourse, as the Companies may reasonably request for the purpose of enabling the Companies to exercise the rights and powers which they are entitled to exercise pursuant to this Section 7.20.

         7.21 So long as no Event of Default shall have occurred and be continuing, each Company shall be entitled to receive and retain any dividends paid in cash out of earned surplus on the Stock Collateral pledged by it.

         7.22 If an Event of Default shall have occurred and be continuing, and whether or not CITBC exercises any available right to declare any of the Obligations due and payable, or seeks or pursues any other right, remedy, power or privilege available to it under applicable law, this Financing Agreement or any other Loan Document, all dividends and other distributions on the Stock Collateral shall be paid directly to CITBC and retained by it as part of the Stock Collateral, subject to the terms of this Financing Agreement, and, if CITBC shall so request, the Companies agree to execute and deliver to CITBC appropriate additional dividend, distribution and other orders and instruments to that end. Thompson Pipe and Thompson Steel acknowledge their obligations hereunder and shall, during the continuance of an Event of Default, pay all dividends and other distributions on the Stock Collateral directly to CITBC as set forth above.



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
         7.23 If an Event of Default shall have occurred and be continuing and CITBC shall have given notice to Northwest Pipe and Thompson Pipe of CITBC's intention to exercise voting rights regarding the Stock Collateral, CITBC shall have the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral as if CITBC were the sole and absolute owner of the Stock Collateral (and the Companies agree to take all such action as may be appropriate to give effect to such right).

         7.24 No reference in this Financing Agreement to proceeds or to the sale or other disposition of Stock Collateral shall authorize the Companies to sell or otherwise dispose of any Stock Collateral.

         7.25 The Companies represent and warrant that:

         a) The Pledged Stock evidenced by the certificates identified on
Schedule 6 is duly authorized, validly existing, fully paid and nonassessable, and none of such Pledged Stock is subject to any contractual restriction, or any restriction under the charter or by-laws of the issuer of such Pledged Stock, upon the transfer of such Pledged Stock.

         b) The Pledged Stock evidenced by the certificates identified Schedule 6 constitutes (i) all of the issued and outstanding shares of capital stock of any class of Thompson Steel beneficially owned by Thompson Pipe or any other person, and (ii) all of the issued and outstanding shares of capital stock of any class of Thompson Pipe beneficially owned by Northwest Pipe or any other person; and Schedule 6 correctly identifies the respective class and par value of the shares comprising such Pledged Stock and the respective number (and registered owners) of the shares evidenced by each such certificate.


SECTION 8.  INTEREST, FEES AND EXPENSES

         8.1 The Revolving Loans shall bear a variable rate of interest, as further described below, to be selected by the Companies in an irrevocable written or facsimile notice


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
("Revolving Loan Notice of Borrowing") effective upon receipt by CITBC, and given no later than 2:00 p.m. (New York City time) on a) in the case of Chemical Rate Loans, the date such borrowings are to be made and b) in the case of Libor Loans, the fourth (4th) Business Day prior to the date such borrowings are to be made. In the event a Company fails to timely select a variable interest rate, the Revolving Loans shall be deemed Chemical Rate Loans until such Company elects otherwise as herein provided. The Companies may elect either a) the Chemical Bank Rate; b) the Libor Rate; or c) a combination of the Chemical Bank Rate and the Libor Rate to be applied to different tranches of the Revolving Loans.

         x) In the event a Company elects the Chemical Bank Rate for all or any part of its Revolving Loans, the Revolving Loan Notice of Borrowing shall specify the amount of such loan. Interest thereon shall be computed based on the Chemical Bank Rate plus the Revolving Loans Chemical Rate Margin per annum. In the event of any change in the Chemical Bank Rate, the interest rate with respect to a Revolving Loan that is a Chemical Rate Loan shall change, as of the first of the month following any change, so as to remain an amount equal to the Revolving Loans Chemical Rate Margin above the Chemical Bank Rate.

         y) In the event a Company initially elects the Libor Rate for all or any part of its Revolving Loans, the Revolving Loan Notice of Borrowing shall specify a) the amount of such loan and b) the initial Libor Period applicable thereto. Interest thereon shall be computed based on i) the applicable Libor Rate for such Libor Period plus the Revolving Loans Libor Margin.

         8.2. Each Capex Loan(s) shall bear interest at a variable interest rate, as further described below, to be selected by the Companies in an irrevocable written or facsimile notice ("Capex Loan Notice of Borrowing"), effective upon receipt by CITBC, and given no later than 2:00 P.M. (New York City Time) on a) in the case of Chemical Rate Loans, the date such

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
borrowings are to be made and b) in the case of Libor Loans, the fourth (4th) Business Day prior to the date such borrowings are to be made. In the event a Company fails to select a variable interest rate, the Capex Loan shall be deemed a Chemical Rate Loan until such Company elects otherwise as herein provided. In the event that a Company elects a variable rate of interest on a Capex Loan, such Company may further elect a) the Chemical Bank Rate; b) the Libor Rate; or
c) a combination of the Chemical Bank Rate and the Libor Rate to be applied to different tranches of the Capex Loans.

         x) In the event a Company elects the Chemical Bank Rate for all or any part of a Capex Loan, the Capex Loan Notice of Borrowing shall specify the amount of such loan. Interest thereon shall be computed based on the Chemical Bank Rate plus the Capex Loan Chemical Rate Margin per annum. In the event of any change in the Chemical Bank Rate, the interest rate with respect to a Capex Loan that is a Chemical Rate Loan shall change, as of the first of the month following any change, so as to remain an amount equal to the Capex Loan Chemical Rate Margin above the Chemical Bank Rate.

         y) In the event a Company elects the Libor Rate for all or any part of a Capex Loan, the Capex Loan Notice of Borrowing shall specify a) the amount of such loan and b) the initial Libor Period applicable thereto. Interest thereon shall be computed based on the applicable Libor Rate for such Libor Period plus the Capex Loan Libor Margin.

         8.3 Provided that x) there is then no Default or Event of Default and
y) the applicable Company has given an irrevocable written or facsimile Notice of Variable Interest Rate Conversion/Continuation (as described below) in accordance with the provisions of this paragraph 8.3, such Company may I) continue an outstanding Libor Loan for a subsequent Libor Period it selects and/or II) convert all or any part of any outstanding variable interest rate on the Revolving Loans and/or Capex Loans

i) from a Chemical Bank Rate to a Libor Rate and/or ii) from a Libor Rate to a Chemical Bank Rate, provided any such conversion is made in an integral multiple of $100,000. Whenever a Company desires to either convert a variable interest rate or to continue a Libor Rate for a subsequent Libor Period, such Company must advise CITBC of its irrevocable election no later than a) four (4) Business Days preceding the first day of the Libor Period if the conversion is from a Chemical Bank Rate to a Libor Rate and b) one (1) Business Day prior to the end of the then current Libor Period if the conversion is from a Libor Rate to a Chemical Bank Rate. If no such election is timely made or can be made, CITBC shall use the Chemical Bank Rate plus the appropriate Chemical Rate Margin to compute any variable interest rate hereunder. Each written or facsimile Notice of Variable Interest Rate Conversion/Continuation shall i) identify the loans to be converted or continued, the aggregate outstanding principal balance thereof and, in the case of Libor Loans to be continued, the last day of the Libor Period therefor, (ii) specify the effective date of such conversion or continuation provided, however, if the loans to be continued or converted are Libor Loans, such continuation or conversion shall be effective only on the last day of the then current Libor Period applicable to such loans (subject to subparagraph (c) below of this paragraph 8.3), and (iii) specify the Libor Period to be applicable to such converted or continued Libor Loan.

         a) If a Company elects under this paragraph to either continue an outstanding Libor Loan for a subsequent Libor Period or convert all or any part of a Chemical Rate Loan to a Libor Loan, the interest thereon shall be computed based on the applicable Libor for such succeeding Libor Period plus the applicable Libor Margin.

         b) If a Company elects under this paragraph to convert all or any part of a Libor Loan to a Chemical Rate Loan, the interest rate thereon shall be computed based on the Chemical Bank Rate plus the applicable Chemical Rate Margin.



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

                           c) If the last day of a current Libor Period with respect to a loan that is to be continued as or converted to a Libor Loan under this paragraph is not a Business Day, then i) such continuation or conversion shall be made on the next succeeding Business Day and ii) during the period from such last day of the current Libor Period to such next succeeding Business Day, such loan shall bear interest as if it were a Chemical Rate Loan.

                           d) Any Libor Period pertaining to a Libor Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Libor Period) shall end on the last Business Day of the calendar month at the end of such Libor Period.

                           e)       No Libor Period shall end after the
                                    scheduled maturity of this Financing
                                    Agreement or any subsequent Anniversary Date as to which the Companies or CITBC have the right to terminate the Line of Credit or this Financing Agreement by giving timely notice pursuant to Section 12 hereof.

                    8.4 Any charges, fees, commissions, costs and expenses charged to CITBC for the Companies' account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Companies' account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

                    8.5 The Companies shall reimburse or pay CITBC, as the case may be, for: i) all Out-of-Pocket Expenses of CITBC and b) any applicable Documentation Fee.

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


                    8.6 Upon the last Business Day of each month, commencing immediately, the Companies shall pay CITBC the Line of Credit Fee.

                    8.7 Intentionally Omitted.

                    8.8 On April 30 of each year, commencing April 30, 1997, the Companies shall pay to CITBC the Collateral Management Fee; provided, however, that such fee shall not be payable on the scheduled termination date of this Financing Agreement or any year thereafter if on such date (or within five (5) days thereafter, provided timely notice of termination on such date was given) this Financing Agreement is terminated in accordance with its terms, CITBC has no further commitment or obligation hereunder, and all Obligations are paid in full. The Collateral Management Fee shall be deemed earned when due and once paid is non-refundable.

                    8.9 The Companies shall pay CITBC's standard charges for, and the fees and expenses of, the CITBC personnel used by CITBC for reviewing the books and records of the Companies and for verifying, testing protecting, safeguarding, preserving or disposing of all or any part of the Collateral; provided, however, that the foregoing shall not be payable until the occurrence of an Event of Default if the Companies are paying a Collateral Management Fee.

                    8.10 The Companies hereby authorize CITBC to charge the Companies' accounts with CITBC with the amount of all payments due hereunder as such payments become due. The Companies confirm that any charges which CITBC may so make to the Companies' accounts as herein provided will be made as an accommodation to the Companies and solely at CITBC's discretion.

                    8.11 In consideration of the Letter of Credit Guaranties of CITBC, the Companies shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to three-quarters of one percent (3/4 of 1%) per annum, payable monthly beginning in the month in which the Letter of Credit Guaranty or the Letter of Credit is first issued, on the outstanding amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit.

                    8.12 Notwithstanding anything to the contrary contained in this Section 8, there shall not be more than seven (7) Libor Tranches outstanding at any one time.

                    8.13 Calculation of all amounts payable to CITBC under this Financing Agreement with regard to Libor Loans shall be made whether or not CITBC had actually funded the Libor Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Loans, in an amount equal to the amount of the Libor Loans and having a maturity comparable to the relevant Libor Period provided, however, that a) CITBC may fund each of the Libor Loans in any manner as CITBC sees fit without affecting the Companies' election, conversion or continuation of a Libor Loan and b) the foregoing assumption shall be used only for calculation of amounts payable under this Financing Agreement.

                    8.14 Notwithstanding anything to the contrary contained herein, if any Libor Loan made under this Financing Agreement is prepaid, by acceleration or otherwise (except if a Libor Loan is converted to a Chemical Rate Loan pursuant to paragraph 8.17 or 8.19 hereof), the Companies must pay to CITBC the Libor Prepayment Penalty.

                    8.15 The determination by CITBC of the amount of any loss or expense with respect to or arising out of Libor Loans entered into under this Financing Agreement shall be conclusive on the Companies in the absence of manifest error when such loss or expense is set forth in a written notice to the Companies in reasonable detail.

                    8.16 Notwithstanding anything herein to the contrary, in the event that a Default occurs that has not been cured to the satisfaction of CITBC or waived in writing by CITBC or an Event of Default occurs that has not been waived in writing by CITBC, at CITBC's sole discretion, all Libor Loans then outstanding shall convert immediately to Chemical Rate Loans. Such Libor Loans shall be so converted without any further action by the Companies. The principal amount of such loans shall bear interest at a rate equal to the Chemical Bank Rate plus the


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

applicable Chemical Rate Margin (which may include any applicable default rate).

                    8.17 In the event that CITBC shall have determined in the exercise of its reasonable business judgement (which determination shall be conclusive and binding upon the Companies) that by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Libor Rate applicable for any Libor Period with respect to (a) a proposed loan that a Company has requested be made as a Libor Loan, (b) a Libor Loan that will result from the requested conversion of a Chemical Rate Loan into a Libor Loan, or (c) the continuation of a Libor Loan beyond the expiration of the then current Libor Period with respect thereto, CITBC shall give written notice of such determination to the Companies at least one (1) day prior to, as the case may be, the requested borrowing date, conversion date, or the last day of such Libor Period. If such notice is given
(i) any requested Libor Loan shall be made as a Chemical Rate Loan, (ii) any Chemical Rate Loan that was to have been converted to a Libor Loan shall be continued as a Chemical Rate Loan, and (iii) any outstanding Libor Loan shall be converted, on the last day of then current Libor Period with respect thereto, to a Chemical Rate Loan. Until such notice has been withdrawn by CITBC, no further Libor Loans shall be made nor shall the Companies have the right to convert a Chemical Rate Loan to a Libor Loan.

                    8.18 The applicable interest rate on Chemical Rate Loans shall i) be calculated on the average of the portion of the net balances owing by the applicable Company to CITBC in the Revolving Loan Account and/or on the Capex Loan(s) as applicable, at the close of each day such loans are outstanding during each month for which such Company has elected such Chemical Bank Rate and
ii) be prorated for the number of days of such month such loans are outstanding.

                    8.19 Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for CITBC to make or maintain Libor Loans as contemplated herein, the then outstanding Libor Loans, if any, shall be converted automatically to Chemical Rate Loans on the

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

next succeeding interest payment date or within such earlier period as required by law.

                    8.20 All interest, regardless of interest rate, shall be payable monthly as of the end of each month, and shall be calculated based on a 360 day year. CITBC shall be entitled to charge the Companies' Revolving Loan Accounts with the applicable interest rate(s) until all Obligations have been paid in full.

                    8.21 The Companies hereby agree to indemnify CITBC and hold CITBC harmless from any loss, cost or expense CITBC may sustain or incur as a consequence of the failure by the Companies to complete any borrowing hereunder at a Libor Rate after notice thereof has been given by the Companies to CITBC, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by CITBC to fund such borrowing when the applicable amount of the Revolving Loans and/or Capex Loans, as result of such failure, is not made subject to such interest rates on such date. CITBC shall certify the amount of its loss, cost or expense to the Companies and such certification shall be final and conclusive absent manifest error.

SECTION 9.  POWERS

                    The Companies hereby constitute CITBC or any person or agent CITBC may designate as their attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Companies' Obligations to CITBC have been paid in full:

                    (a) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or any Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

                    (b) To receive, open and dispose of all mail addressed to any Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

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

                    (c) To request from customers indebted on Accounts at any time, in the name of CITBC or any Company or that of CITBC's designee, information concerning the amounts owing on the Accounts;

                    (d) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the applicable Company's account; and

                    (e) To take or bring, in the name of CITBC or any Company, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

                    Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to CITBC's satisfaction.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

                    10.1 Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

                    a) cessation of the business of a Company or the calling of a meeting of the creditors of a Company for purposes of compromising the debts and obligations of such Company;

                    b) the failure of a Company to generally meet debts as they mature;

                    c) the commencement by or against a Company of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law;

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

                    d) breach by a Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph e below), the Loan Documents or in any other written agreement between the Companies or CITBC, provided that such breach by a Company of any of the warranties, representations or covenants referred in this clause d shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to CITBC's satisfaction for a period of fifteen (15) days from the date of such breach;

                    e) breach by a Company of any warranty, representation or covenant of Section 3, Paragraphs 3.3 (other than the third sentence of paragraph 3.3) and 3.4; Section 6, Paragraphs 6.3 and 6.4 (other than the first sentence of paragraph 6.4); Section 7, Paragraphs 7.1, 7.5, 7.6, and 7.9 through 7.16;

                    f) failure of the Companies to pay any of the Obligations within five (5) Business Days of the due date of any installment of principal or interest due hereunder, or as to any other payment within five (5) Business Days of the due date thereof and notice for payment thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to the Companies' account on the due date thereof;

                    g)        Intentionally Omitted;

                    h) a Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA, iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph h such event or condition x) remains uncured for a period of thirty (30) days from date of occurrence and y) could, in the reasonable opinion of CITBC, subject a Company to any tax, penalty or other liability material to the business, operations or financial condition of such Company; or

                    i) upon the occurrence of an event of default and subsequent to any applicable written grace or cure period in any such agreement, pursuant to (i) the Portland Land Lease between Northwest Pipe and Multnomah Land & Equipment Company ("MLE"), (ii) Standard Insurance Company's agreements with MLE;
                              (iii) Northwest Pipe's agreements with Standard Insurance Company, GECC or CITEF, or (iv) any other document or agreement of the Companies evidencing Indebtedness of the Companies in excess of $100,000 and, solely as to this clause (iv), acceleration of any such indebtedness and with respect to trade debt, commencement of any action or proceeding thereon.

                    10.2 Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans and advances provided for in paragraph 3.1 of Section 3 of this Financing Agreement shall be thereafter in CITBC's sole discretion, and the obligation of CITBC to make Revolving Loans and/or open Letters of Credit and/or make Capex Loans shall cease unless such Default or Event of Default is waived or cured to CITBC's satisfaction, and at the option of CITBC upon the occurrence of an Event of Default: i) all Obligations shall become immediately due and payable; ii) CITBC may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in paragraphs 8.1 and
8.2 of Section 8 of this Financing Agreement, provided that, for purposes of this clause (ii), a) CITBC has given the Companies written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in paragraph 10.1(c) of this Section 10 and b)


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

the Companies have failed to cure the Event of Default within ten (10) days after x) CITBC issues such notice pursuant to paragraph 13.6 hereof or y) the occurrence of the Event of Default listed in paragraph 10.1(c) of this Section 10; and iii) CITBC may immediately terminate this Financing Agreement upon notice to the Companies, provided, however, that no notice of termination is required if the Event of Default is the Event listed in paragraph 10.1(c) of this Section 10. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

                    10.3 Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of any Company or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of any Company or CITBC; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory and Equipment without judicial process, and to enter any premises where any Inventory and Equipment may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of any Company or

CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CITBC shall deem appropriate. The Companies agree, at the request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at premises of the Companies or elsewhere and to make available to CITBC the premises and facilities of the Companies for the purpose of CITBC's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Companies' Obligations, whether due or to become due, in such order as CITBC may elect, and the Companies shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The mortgage, deed of trust or assignment on the Real Estate shall govern the rights and remedies of CITBC with respect thereto.

                    10.4 CITBC may, at its election, with respect to any sale of all or any part of the Stock Collateral, limit purchasers to those who will agree, among other things, to acquire the Stock Collateral for their own account, for investment and not with a view to distribution or resale. The Companies acknowledge that any such private sales may be at prices and on terms less favorable to CITBC than those obtainable through a public sale without such restrictions and, notwithstanding such


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

circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that CITBC shall have no obligation to engage in public sales and no obligation to delay the sale of any Stock Collateral for the period of time necessary to permit the respective issuer of such Stock Collateral to register it for public sale.

SECTION 11. GUARANTY OF OBLIGATIONS. In order to induce CITBC to enter into this Financing Agreement and to make the Revolving Loans, Capex Loans and other loans and credit accommodations to the Companies hereunder and to issue Letters of Credit for the account of the Companies hereunder, each Company agrees as follows:

                    11.1 GUARANTY Each Company unconditionally and irrevocably guaranties, as primary obligor and not merely as a surety, the due and punctual payment when due (whether by required prepayment, declaration, demand or otherwise) (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C.
Section 362(a)) of all Obligations of the other Companies (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Companies would accrue on such Obligations). If any or all of the Obligations becomes due and payable, such Company unconditionally, absolutely and irrevocably promises to pay such Obligations to CITBC for application thereto, on demand by CITBC, in lawful money of the United States of America and in immediately available funds. Unpaid Obligations shall bear interest at the Default Rate of Interest. For purposes of this Section 11, the obligations of each Company under this Section 11 are referred to as such Company's "Guaranty."

                    11.2 TERMS OF GUARANTIES (a) Each Company agrees that the Obligations of the other Companies may be extended or renewed, and the Revolving Loans repaid and reborrowed in whole or in part, without notice or further assent, and that it will remain bound upon its Guaranty notwithstanding any extension, renewal or other alteration of any such Obligations or repayment and reborrowing of the Revolving Loans.

                    (b) Each Company waives presentation of, demand of, payment from and protest of any Obligation of the other Companies and also waives notice of protest for nonpayment. The obligations of each Company under this Guaranty shall not be affected by, and each Company hereby waives its rights (to the extent permitted by law) in connection with:

                              (i) the failure of CITBC to assert any claim or
                    demand or to enforce any right or remedy against the Companies under the provisions of this Financing Agreement or any other agreement or otherwise;

                              (ii) any extension or renewal of any provision
                    hereof or thereof;

                              (iii) any rescission, waiver, amendment or
                    modification of any of the terms or provisions of this Financing Agreement or any instrument executed pursuant hereto;

                              (iv) the release of any security held by CITBC for
                    the Obligations of any Company;

                              (v) the failure of CITBC to exercise any right or
                    remedy against any other guarantor of the Obligations of the Companies;

                              (vi) CITBC taking and holding security or
                    collateral for the payment of a Company's Guaranty, any other guaranties of the Obligations or other liabilities of a Company or the Obligations guarantied hereby, and exchanging, enforcing, waiving and releasing any such security or collateral;

                              (vii) CITBC applying any such security or
                    collateral and directing the order or manner of sale thereof as CITBC in its discretion may determine; or

                              (viii) CITBC settling, releasing, compromising,
                    collecting or otherwise liquidating the

                    Obligations of any Company and any security or collateral therefor in any manner determined by CITBC.

                    (c) Each Company waives any benefits such Company may otherwise derive from Section 580a of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction. Without limiting the foregoing, each Company expressly waives any right to a "fair value" hearing following a judicial or nonjudicial foreclosure with respect to any interest in real property or other collateral serving as security for all or any part of the Obligations of the Companies.

                    (d) CITBC may, at its election, foreclose on any security held by CITBC by one or more judicial or nonjudicial sales, or exercise any other right or remedy CITBC may have against the Companies or any security without affecting or impairing in any way the liability of each Company under this Section 11, except to the extent the Obligations have been indefeasibly paid.

                    (e) Each Company acknowledges that it has been made aware of the provisions of California Civil Code section 2856, has read and understands the provisions of that statute, has been advised by its counsel as to the scope, purpose and effect of that statute, and based thereon, and without limiting the foregoing waivers, such Company agrees to waive all suretyship rights and defenses described in Civil Code sections 2856(a) and (b). Without limiting any other waivers herein, each Company hereby gives the following waiver pursuant to
Section 2856(b) of the California Civil Code:

                    "The Company waives all rights and defenses arising out of an election of remedies by CITBC, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Company's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the

                    California Code of Civil Procedure or otherwise."

                    (f) Each Company further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by CITBC or any other person to any security held for payment of the Obligations of the Companies or to any balance of any deposit or account or credit on the books of CITBC or any other person in favor of the Companies or any other person.

                    (g) The obligations of each Company under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, discharge of any Company from the Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of each Company under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of CITBC to assert any claim or demand or to enforce any remedy under this Financing Agreement, any Loan Document or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations of the Companies, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of a Company, or otherwise operate as a discharge of a Company as a matter of law or equity.

                    (h) Each Company further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payments, or any part thereof, of principal of or interest on any Obligation of any Company is rescinded or must otherwise be restored by CITBC upon the bankruptcy or reorganization of such Company or otherwise.

                    (i) Each Company further agrees, in furtherance of the foregoing and not in limitation of any other right that CITBC may have at law or in equity against such Company by virtue hereof, upon the failure of a Company to pay any of its Obligations when and as the same shall become due (whether by required prepayment, declaration, demand or otherwise), such Company will forthwith pay, or cause to be paid, in cash, to CITBC an amount equal to the sum of the unpaid principal amount of such Obligations, accrued and unpaid interest on such Obligations and all other unpaid Obligations to CITBC. The Collateral pledged by each Company pursuant this Financing Agreement shall secure its obligations under this Section 11.

                    (j) Each Company hereby irrevocably waives (a) any right of subrogation, contribution, indemnity or otherwise against the other Companies that may arise out of or be caused by its Guaranty hereunder, (b) all rights and/or claims against the other Companies which may arise by reason of such Company's Guaranty, (c) any right to enforce any remedy that CITBC now has or may hereafter have against the Companies, and (d) any benefit of, and any right to participate in, any security now or hereafter held by CITBC.

                    (k) Any inter-Company Indebtedness now or hereafter created is hereby subordinated in right of payment to the Obligations, and any such inter-Company Indebtedness collected or received by any Company after an Event of Default has occurred and while it is continuing shall be held in trust for CITBC and shall forthwith be paid over to CITBC to be credited and applied to the Obligations but without affecting, impairing or limiting in any manner the liability of each Company under its Guaranty.

                    11.3 SEPARATE ACTION. CITBC may bring and prosecute a separate action or actions against any Company whether or not any other Company, any other guarantor or any other person is joined in any such action or a separate action or actions are brought against any other Company, any other guarantor, any other person, or any Collateral for all or any part of the Obligations. The obligations of each Company under, and the effectiveness of, this Section 11 are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of all or any part of the Obligations.

                    11.4 LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Company under this Section 11 would otherwise, taking into account the provisions of paragraph 11.3 of this
Section 11, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 11, then, notwithstanding any other provision of this Section 11 to the contrary, the amount of such liability shall, without any further action by such Company, CITBC or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 12.  TERMINATION

                    Except as otherwise permitted herein, the Companies or CITBC may terminate this Financing Agreement and the Line of Credit only as of the fifth or any subsequent Anniversary Date and then only by giving the other at least sixty (60) days prior written notice of termination. Notwithstanding the foregoing, CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph 10.1(c) of Section 10 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. Notwithstanding the foregoing, the Companies may terminate this Financing Agreement and the Line of Credit prior to the fifth Anniversary Date upon sixty (60) days' prior written notice to CITBC, provided that the Companies pay to CITBC immediately on demand, the Early Termination Fee and/or the Libor Prepayment Penalty, if applicable. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CITBC may withhold any balances in the Companies' accounts (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Companies' Obligations, whether absolute or contingent. All of


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

CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 13.  MISCELLANEOUS

                    13.1 Each Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment (except notices expressly required pursuant to Section 10). No delay or omission of CITBC or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

                    13.2 THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS AND INDUCEMENTS, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, INCLUDING, WITHOUT LIMITATION, THE AUGUST 17, 1994 FINANCING AGREEMENT. THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL OR WRITTEN AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                    13.3 In no event shall the Companies, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. It is the intent of the Companies and CITBC to conform strictly to all applicable state and federal usury laws. All agreements between the Companies and CITBC whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged or received by CITBC for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which the Companies are legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstance whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance CITBC shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excessive interest exceeds the Obligations and all other non interest indebtedness described above, then such additional amount shall be refunded to the Companies. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

                    13.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

                    13.5 EACH COMPANY AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. EACH COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

                    13.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by telegram or telex, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

(A) if to CITBC, at:

The CIT Group/Business Credit, Inc.
300 South Grand Avenue, 3rd Floor

Los Angeles, CA 90071
Attn: Regional Manager
Facsimile No. (213) 613-2588

(B) if to the Companies at:

c/o Northwest Pipe Company
12005 N. Burgard,

Portland, OR 973
Attn: Chief Financial Officer
Facsimile No. (503) 240-6615

or to such other address as any party may designate for itself by like notice.

                    13.7 All currently outstanding obligations of Northwest Pipe to CITBC under the August 17, 1994 Financing Agreement shall constitute Obligations of Northwest Pipe hereunder and shall be governed by the terms hereof.

                    13.8 This Financing Agreement provides for loans and other credit accommodations to made to each of the Companies as set forth herein. It is the intention of the parties hereto that, pursuant to Section 11 of this Financing Agreement, the Companies shall be jointly and severally liable as primary obligors for all of the Obligations.

                    13.9 This Financing Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the successors and assigns of the Companies and CITBC.

                    13.10 This Financing Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

                    13.11 THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                    IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above. This Financing Agreement shall take effect as of the date set forth above after being accepted below by an officer of CITBC after which, CITBC shall forward to the Companies a fully executed original for its files.

                                Very truly yours,

                             THE CIT GROUP/BUSINESS

                                  CREDIT, INC.

                           By:  /s/ Guy Fuchs
                              ----------------------------------------------
                                    Vice President

Read and Agreed to:

NORTHWEST PIPE COMPANY

By: /s/ Brian W. Dunham
   ---------------------------------
        Brian W. Dunham


Title: Secretary
      ------------------------------

THOMPSON PIPE AND STEEL COMPANY

By: /s/ Brian W. Dunham
   ---------------------------------
        Brian W. Dunham


Title: Secretary
      ------------------------------

THOMPSON STEEL PIPE COMPANY

By: /s/ Brian W. Dunham
   ---------------------------------
        Brian W. Dunham


Title: Secretary
      ------------------------------

                            Executed and Accepted at

                             Los Angeles, California

                             THE CIT GROUP/BUSINESS

                                  CREDIT, INC.

                            By: /s/ Guy Fuchs
                               ---------------------------

                                 Vice President


                                       93